UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GRILL CONCEPTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GRILL CONCEPTS, INC.

6300 Canoga Avenue, Suite 1700

Woodland Hills, California 91367

[                    ], 2009

Dear Fellow Stockholders:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Grill Concepts, Inc., a Delaware corporation (the “Company”), which will be held at the Company’s principal executive offices, 6300 Canoga Avenue, Suite 1700, Woodland Hills, California 91367 at 9:00 a.m. (local time) on [                    ], 2009.

At the Special Meeting, you will be asked to consider and vote upon proposals to amend the Company’s certificate of incorporation to effect a 1-for-35 reverse stock split of the Company’s common stock, $0.00004 per share par value, followed immediately by a 35-for-1 forward stock split of the Company’s common stock. If the proposals are approved, upon their completion each share of common stock held by a stockholder of record owning fewer than 35 shares at the effective time of the reverse stock split will be converted into the right to receive $1.50 in cash, without interest. Each share of common stock held by a stockholder of record owning 35 shares or more will continue to represent one share of common stock after completion of the Transaction.

The primary effect of the proposals will be to reduce the Company’s total number of record holders of common stock to below 300. As a result, the Company will be able to cease registration of its common stock under the Securities Exchange Act of 1934 and withdraw its shares from listing on the Nasdaq Capital Market. The Company anticipates savings of approximately $766,000 on an annual basis as a result of the Transaction.

A Special Committee of the Board of Directors, consisting only of independent directors, was formed to consider and evaluate the proposals, including their fairness to those unaffiliated stockholders who will receive a cash payment for their fractional shares, and those unaffiliated stockholders who will continue as stockholders. The Special Committee has received a fairness opinion from Morgan Joseph & Co. Inc., its independent financial advisor, indicating that the $1.50 per share price to be received by unaffiliated stockholders of the Company for their shares of common stock to be cashed out as a result of the reverse stock split is fair from a financial point of view to the unaffiliated stockholders.

After careful consideration, each of the Special Committee and the Board of Directors has concluded that the Transaction is advisable and is in the best interests of the Company and its stockholders, including its unaffiliated stockholders who would be cashed out in the Transaction and its unaffiliated stockholders who would continue as stockholders, and recommends that you vote “FOR” approval of the Amendments.

The accompanying proxy statement explains the proposed Transaction and provides specific information about the Special Meeting. Please read it carefully.

THE TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Your vote is important. Whether or not you plan to attend the Special Meeting, the Company urges you to please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States. If you attend the Special Meeting, you may vote in person, even if you have previously returned your proxy card, as described in the attached proxy statement.

Your prompt attention would be greatly appreciated.

Sincerely,

Philip Gay
President and Chief Executive Officer

GRILL CONCEPTS, INC.

6300 Canoga Avenue, Suite 1700

Woodland Hills, California 91367

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [                    ], 2009

To Our Stockholders:

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Grill Concepts, Inc., a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices, 6300 Canoga Avenue, Suite 1700, Woodland Hills, California 91367 at 9:00 a.m. (local time) on [                    ], 2009. The Special Meeting is being held for the following purposes:

1. To consider and vote upon a proposal to amend the Company’s certificate of incorporation, as amended to date, to effect a 1-for-35 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, $0.00004 par value per share.

2. To consider and vote upon a proposal to amend the Company’s certificate of incorporation, as amended to date, to effect, immediately after the Reverse Stock Split, a 35-for-1 forward stock split of the Company’s common stock (the “Forward Stock Split,” together with the Reverse Stock Split, is referred to as the “Transaction”). As a result of the Transaction:

•

each share of common stock held by a stockholder of record owning fewer than 35 shares at the effective time of the Reverse Stock Split will be converted into the right to receive $1.50 in cash, without interest; and

•

each share of common stock held by a stockholder of record owning 35 shares or more at the effective time of the Transaction will continue to represent one share of common stock after completion of the Transaction.

Copies of the proposed amendments to the Company’s certificate of incorporation, as amended to date, are attached hereto as Annex A to the accompanying proxy statement.

3. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

Only stockholders of record at the close of business on [                    ], 2009 are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting, please date, sign and return the enclosed proxy in the postage prepaid envelope enclosed for that purpose.

By Order of the Board of Directors

Wayne Lipschitz
Secretary

[                    ], 2009

SUMMARY TERM SHEET	2

The Transaction	2
Purpose of and Reasons for the Transaction	2
Effects of the Transaction	3
Special Committee and Board of Directors Recommendations of the Transaction	4
Reservation of Rights	4
Fairness of the Transaction	5
Advantages of the Transaction	5
Disadvantages of the Transaction	6
Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons	6
Vote Required for Approval of the Transaction At the Special Meeting	7
Treatment of Beneficial Holders (stockholders holding shares in street name)	7
Determination of Stockholders of Record	7
Effectiveness of the Transaction	8
Financing for the Transaction	8
Recent Market Prices of the Company’s Common Stock	8
No Appraisal or Dissenters’ Rights	8
Material Federal Income Tax Consequences	8

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE SPECIAL MEETING	9

Where and when is the Special Meeting?	9
What am I being asked to vote on at the Special Meeting?	9
What is the purpose of the Transaction?	9
What does the deregistration of our common stock mean?	9
What are the Pink Sheets?	10
What will I receive in the Transaction?	10
Can the Board of Directors or the Special Committee determine that a different reverse stock split/forward stock split ratio should be used to effect the Transaction?	10
What if I hold fewer than 35 shares of common stock and hold all of my shares in “street name”?	10
What happens if I own a total of 35 or more shares of common stock beneficially, but I hold fewer than 35 shares of record in my name and fewer than 35 shares of with my broker in street name?	10
If I own fewer than 35 shares of common stock, is there any way I can continue to be a stockholder of the Company after the Transaction?	11
Is there anything I can do if I own 35 or more shares of common stock, but would like to take advantage of the opportunity to receive cash for my shares as a result of the Transaction?	11
Who is entitled to vote at the Special Meeting?	11
How many shares were outstanding on the Record Date?	11
What is a “quorum” for purposes of the Special Meeting?	11
What vote is required to approve the proposals?	11
What will happen if the Transaction is approved by the Company’s stockholders?	12
What will happen if the Transaction is not approved?	12
If the Transaction is approved by the stockholders can the Board of Directors or the Special Committee determine not to proceed with the Transaction?	12
What are the federal income tax consequences of the Transaction to me?	12
Should I send in my certificates now?	12
What is the total cost of the Transaction to the Company?	12
Am I entitled to appraisal rights in connection with the Transaction?	13
How do I vote?	13

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GRILL CONCEPTS, INC.

6300 Canoga Avenue, Suite 1700

Woodland Hills, California 91367

PROXY STATEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Grill Concepts, Inc., a Delaware corporation (the “Company,” “we,” “our,” “ours,” and “us”), for use at a special meeting of stockholders (the “Special Meeting”) to be held at the Company’s principal executive offices, 6300 Canoga Avenue, Suite 1700, Woodland Hills, California 91367 at 9:00 a.m. (local time) on [                    ], 2009, and at any adjournments or postponements of the Special Meeting, for the purposes set forth on the attached notice of special meeting of stockholders and in this proxy statement. Accompanying this proxy statement is the Board of Directors’ proxy for the Special Meeting, which you may use to indicate your vote on the proposals described in the proxy statement. We are mailing this proxy statement on or about [                    ], 2009.

PROPOSALS 1 AND 2-AMENDMENTS TO THE COMPANY’S CERTIFICATE

OF INCORPORATION TO EFFECT A 1-FOR-35 REVERSE STOCK SPLIT AND

TO EFFECT A 35-FOR-1 FORWARD STOCK SPLIT

At the Special Meeting, stockholders are being asked to consider and vote upon proposals to amend the Company’s certificate of incorporation, as amended to date, to effect a 1-for-35 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, $0.00004 par value per share, followed immediately by a 35-for-1 forward stock split (the “Forward Stock Split”) of the Company’s common stock. As a result of the Transaction:

•

each share of common stock held by a stockholder of record owning fewer than 35 shares at the effective time of the Reverse Stock Split will be converted into the right to receive $1.50 in cash, without interest; and

•

each share of common stock held by a stockholder of record owning 35 shares or more shares at the effective time of the Transaction will continue to represent one share of common stock after completion of the Transaction.

Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless both proposals are approved by stockholders.

After the Transaction, we anticipate that we will have fewer than 300 stockholders of record. In that event, we intend to cease registration of our common stock under the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, effective on and following the termination of the registration of our common stock under the Exchange Act, the Company would no longer be subject to the reporting requirements under the Exchange Act, or to the internal control audit and other requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Our common stock also would cease to be listed on the Nasdaq Capital Market and will not be eligible for listing on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market. Any trading in our common stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales or on the “pink sheets.”

SUMMARY TERM SHEET

The following summary term sheet, together with the Questions and Answers section that follows, highlights certain information about the proposed Transaction, but may not contain all of the information that is important to you. For a more complete description of the Transaction, we urge you to carefully read this proxy statement and all of its annexes before you vote. For your convenience, we have directed your attention to the location in this proxy statement where you can find a more complete discussion of the items listed below.

The Transaction

•

A special committee of the Board of Directors comprised solely of independent directors, which we refer to in this proxy statement as the “Special Committee,” and the Board of Directors has each reviewed, recommended and authorized a 1-for-35 reverse stock split of our common stock, followed immediately by a 35-for-1 forward stock split of our common stock. Stockholders owning fewer than 35 shares at the effective time of the reverse stock split, whom we refer to as “Cashed Out Stockholders,” will receive $1.50 in cash, without interest, for each share held at the effective time of the Reverse Stock Split, and they will no longer be stockholders of the Company.

•

Stockholders who own 35 or more shares at the effective time of the Transaction, whom we refer to as “Continuing Stockholders,” will not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split, if any.

•

The Forward Stock Split that will immediately follow the Reverse Stock Split will reconvert whole shares and fractional share interests held by the Continuing Stockholders back into the same number of shares of our common stock they held immediately before the effective time of the Transaction. As a result, the total number of shares of our common stock held by a Continuing Stockholder will not change.

See “Special Factors – Effects of the Transaction” beginning on page 20.

Purpose of and Reasons for the Transaction

The Special Committee and the Board of Directors has decided that the costs of being a Securities and Exchange Commission (the “SEC”) reporting company currently outweigh the benefits and, thus, it is no longer in our best interests or the best interests of our stockholders, including our unaffiliated stockholders (consisting of stockholders other than our executive officers and directors) for us to remain a SEC reporting company. The Transaction is intended to make us a non-SEC reporting company. Our reasons for proposing the Transaction include:

•

Annual cost savings we expect to realize as a result of the termination of the registration of our shares of common stock under the Exchange Act and the delisting of our common stock from the Nasdaq Capital Market, including ongoing expenses for compliance with the Sarbanes-Oxley Act, and other accounting, legal, printing and other miscellaneous costs associated with being a publicly traded company, which we estimate will exceed approximately $766,000 per year.

•

The additional savings in terms of our management’s and employees’ time that will no longer be spent preparing the periodic and other reports required of SEC reporting companies under the Exchange Act, complying with the Sarbanes-Oxley Act, and managing stockholder relations and communications, although the Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.

•	The ability of our management to focus on long-term growth without an undue emphasis on short-term financial results.

•

The ability of our small stockholders (those holding fewer than 35 shares), who represent a large number of our record holders, to liquidate their holdings in us and receive a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions.

See “Special Factors – Purpose of and Reasons for the Transaction” beginning on page 14.

Effects of the Transaction

As a result of the Transaction:

•

The number of our stockholders of record will be reduced below 300, which will allow us to cease the registration of our shares of common stock under the Exchange Act. Effective on and following the termination of the registration of our common stock under the Exchange Act, we will no longer be subject to any reporting requirements under the Exchange Act or the rules of the SEC applicable to SEC reporting companies. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements.

•

We will no longer be subject to the provisions of the Sarbanes-Oxley Act, including the internal control provisions of that act, and our chief executive officer and chief financial officer will no longer be required to certify our financial statements under that act.

•

Our officers, directors and 10% stockholders will no longer be subject to the reporting requirements of Section 16 of the Exchange Act or be subject to the prohibitions against retaining short-swing profits in our shares of common stock.

•

Our shares of common stock will no longer be traded on the Nasdaq Capital Market and will not be eligible for listing on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market. Any trading in our common stock will occur on the pink sheets or in privately negotiated sales.

•

Holders of fewer than 35 shares of our common stock at the effective time of the Reverse Stock Split will receive a cash payment of $1.50, without interest, for each share of common stock they hold, will no longer have any ownership interest in us, and will cease to participate in any of our future earnings and growth.

•

Holders of 35 or more shares of our common stock at the effective time of the Transaction will not receive any payment for their shares and will continue to hold the same number of shares as before the Transaction.

•

Options evidencing rights to purchase shares of our common stock would be unaffected by the Transaction because the options will, after the Transaction, be exercisable into the same number of shares of our common stock as they were before the Transaction.

•

Since our obligation to file periodic and other filings with the SEC will be suspended, Continuing Stockholders may have access to less information about us and our business, operations and financial performance.

•

Upon the effectiveness of the Transaction, the ownership percentage of our shares of eligible voting stock held by our directors and executive officers (see “Special Factors—Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons” beginning on page 36) will increase nominally, as a result of the reduction of the number of shares of common stock outstanding by approximately 15,221 shares. The increase in the ownership percentage of our shares of common stock held by directors and executive officers and the reduction in the number of shares outstanding following the completion of the Transaction is based upon information we received as of November 28, 2008 from our transfer agent, Securities Transfer Corp., as to our record holders, and from Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., as to the accounts of our stockholders who hold shares in “street name” according to predefined ranges based on share amount. The share range analysis from Broadridge Corporate Issuer Services reflects the share ranges of 3,297,576 shares, or approximately 60.2%, of the 5,480,158 outstanding shares of our common stock held in street name as of November 28, 2008. We have assumed for purposes of determining ownership percentages and the reduction in the number of shares outstanding following the Transaction, 0.5% of the 2,182,582 unaccounted for street name shares will be cashed out in the Transaction. However, the ownership percentage and the reduction in the number of shares outstanding following the Transaction may increase or decrease depending on purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction, and the number of street name shares that are actually cashed out in the Transaction. The ownership percentage of our shares of common stock held by directors and executive officers and the ownership percentage of the Continuing Stockholders will proportionally increase or decrease as a result of such purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction, and depending on the number of street name shares that are actually cashed out in the Transaction.

See “Special Factors — Effects of the Transaction” beginning on page 20,” “Special Factors – Fairness of the Transaction” beginning on page 25,” and “Special Factors — Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons” beginning on page 36.”

Special Committee and Board of Directors Recommendations of the Transaction

•

The Board of Directors established the Special Committee to consider whether a transaction of this type was in our best interests and the best interests of our stockholders, including our unaffiliated stockholders and to make a recommendation to the full Board of Directors concerning the advisability of a transaction of this type. In that regard, the Special Committee considered the purposes of and certain alternatives to the Transaction, the related advantages and disadvantages to us and our unaffiliated stockholders of the Transaction, and the fairness of the cash-out price both to unaffiliated Cashed Out Stockholders for shares of our common stock, and to unaffiliated Continuing Stockholders.

•

The Special Committee consists of Glenn Golenberg, Stephen Ross, Bruce Schwartz and Rudolph Borneo, each of whom is independent within the meaning of Rule 4200 of the Nasdaq Marketplace Rules and Rule 10A-3(b) of the Exchange Act. The Special Committee retained an independent financial advisor, Morgan Joseph & Co. Inc. (“Morgan Joseph”), who has provided the Special Committee and the full Board of Directors with a “fairness opinion” as to the Transaction, a copy of which is attached to this proxy statement as Annex B.

•

Following the Special Committee’s review of the fairness opinion and careful consideration of other factors relating to the advisability and fairness of the Transaction, the Special Committee determined that the Transaction is in the best interests of, and the price to be paid per fractional share is fair to, the Company’s stockholders, including unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders. The Special Committee unanimously recommended the Transaction to the full Board of Directors. The Board of Directors unanimously determined that the Transaction is fair to, and in the best interests of, the Company and its stockholders, including all unaffiliated stockholders of the Company.

See “Special Factors—Fairness of the Transaction” beginning on page 25.

Reservation of Rights

Both the Special Committee and the Board of Directors have reserved the right to change the reverse stock split/forward stock split ratio prior to the Special Meeting or to recommend an alternative form of the Transaction if it is necessary or advisable to accomplish the goal of reducing the number of record holders to below 300. However, the Special Meeting or the Board of Directors will not change the reverse stock split/forward stock split ratio following the Special Meeting. They also may abandon the proposed Transaction at any time if they believe that is no longer in the best interests of our stockholders, whether prior to or following the Special Meeting.

See “Special Factors—Background of the Transaction” beginning on page 16 and “Special Factors— Fairness of the Transaction” beginning on page 25.

Fairness of the Transaction

The Special Committee and the Board of Directors fully considered and reviewed the terms, purpose, alternatives, effects and disadvantages of the Transaction, and each has unanimously determined that the Transaction, taken as a whole, is procedurally and substantively fair to, and in the best interests of, unaffiliated Cashed Out Stockholders as well as unaffiliated Continuing Stockholders.

The Special Committee and the Board of Directors considered a number of factors in reaching its determinations, including:

•	the Fairness Opinion prepared by Morgan Joseph that the $1.50 cash out price is fair from a financial point of view to unaffiliated stockholders.

•

the limited trading volume and liquidity of our shares of common stock and enabling our smallest stockholders, who represent a disproportionately large number of our record holders, to liquidate their holdings in shares of common stock and receive a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions.

•	the small effect of the proposed transaction on the relative voting power of Continuing Stockholders.

•	our business and operations are expected to continue substantially as presently conducted.

See “Special Factors— Fairness of the Transaction” beginning on page 25” and “Special Factors— Fairness Opinion of Financial Advisor” beginning on page 28.

Advantages of the Transaction

•

By completing the Transaction, deregistering our shares and eliminating our obligations under the Sarbanes-Oxley Act and our periodic reporting obligations under the Exchange Act, we expect to save in excess of $766,000 per year.

•	We will also save the significant amount of time and effort expended by our management on the preparation of SEC filings and in compliance with the Sarbanes-Oxley Act.

•

There is a relatively illiquid and limited trading market in our shares. Our smallest stockholders, who represent a large number of our record holders, will have the opportunity to obtain cash for their shares at a premium over closing prices for our shares of common stock at the time of our announcement of the Transaction and the Record Date, without incurring brokerage commissions.

•

The Transaction will have a limited effect on the relative voting power of Continuing Stockholders. Based on current record and beneficial owner information, the Transaction will result in an insignificant change in the relative voting power of the directors and executive officers as a group.

•

The directors and executive officers will be treated no differently than unaffiliated stockholders, including unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders. The sole determining factor as to whether a stockholder will be a Continuing Stockholder is the number of shares of our common stock that they own.

•	Our business and operations are expected to continue substantially as present conducted.

See “Special Factors— Purpose of and Reasons For the Transaction” beginning on page 14 and “Special Factors— Fairness of the Transaction” beginning on page 25.

Disadvantages of the Transaction

If the Transaction occurs, there will be certain disadvantages to stockholders, including the following:

•	Cashed Out Stockholders will no longer have any ownership interest in the Company and will no longer participate in our future earnings and growth.

•

We will cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements, and Continuing Stockholders will have access to less information about the Company and our business, operations, and financial performance.

•

We will no longer be listed on the Nasdaq Capital Market and our common stock will, instead, be listed on the pink sheets. In addition, because of the possible limited liquidity for our common stock, the termination of our obligation to publicly disclose financial and other information following the Transaction, and the deregistration of our common stock under the Exchange Act, Continuing Stockholders may potentially experience a significant decrease in the value of their common stock.

•	We will no longer be subject to the provisions of the Sarbanes-Oxley Act, the liability provisions of the Exchange Act or the oversight of the Nasdaq Capital Market.

•

Our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC. In addition, our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act, and persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act.

•

We estimate that the cost of payment to Cashed Out Stockholders, professional fees and other expenses will total approximately $425,000. As a result, immediately after the Transaction, our cash balances on hand will be reduced by the costs incurred in the Transaction.

•

The Transaction will result in the suspension and not the termination of our filing obligations under the Exchange Act. If on the first day of any fiscal year after the suspension of our filing obligations that we have more than 300 shareholders, then we must resume reporting pursuant to Section 15(d) of the Exchange Act.

•	Under Delaware law, our certificate of incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against the Transaction.

•

As of November 28, 2008, approximately 11.6% of the issued and outstanding shares of our common stock was held by directors and executive officers. The directors and executive officers have indicated that they intend to vote shares of our common stock (1,020,587 shares, or approximately 10.1% of the issued and outstanding shares eligible to vote at the Special Meeting) “FOR” the Transaction.

See “Special Factors— Fairness of the Transaction—Disadvantages of the Transaction” beginning on page 26.

Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons

•

Our directors and executive officers may have interests in the Transaction that are different from your interests as a stockholder, and have relationships that may present conflicts of interest. As of November 28, 2008, 1,020,587 shares, or approximately 10.1%, of the issued and outstanding shares eligible to vote at the Special Meeting, were held by our directors and executive officers each of whom have indicated that they intend to vote “FOR” the Transaction. Upon the effectiveness of the Transaction, the aggregate number of shares of our common stock owned by our directors and executive officers will not change and their ownership percentage of eligible voting shares will not significantly change as a result of the reduction of the number of shares of our common stock outstanding by approximately 15,221 shares.

See “Special Factors— Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons” beginning on page 36.

Vote Required for Approval of the Transaction At the Special Meeting

•

A majority of the outstanding shares entitled to vote will constitute a quorum for the purposes of approving the amendments to our certificate of incorporation to effect the Transaction. Shares entitled to vote on the Transaction include both our common stock and our outstanding Series C Convertible Preferred Stock. The affirmative vote of a majority of the shares of our common stock and Series C Convertible Preferred Stock, voting on an “as converted basis,” entitled to vote at the Special Meeting is required for the adoption of each of the Reverse Stock Split proposal and the Forward Stock Split proposal and, accordingly, to approve the Transaction.

•

As of November 28, 2008, 10.1% of the votes represented by issued and outstanding shares of our common stock and Series C Convertible Preferred Stock was held by directors and executive officers and 3,350,710 of our shares of common stock outstanding or issuable on conversion of our Series C Convertible Preferred Stock (approximately 33.3% of eligible votes) were held by 10% or greater shareholders. As noted above, the directors and executive officers have indicated that they intend to vote their shares of our common stock (1,020,587 shares, or approximately 10.1% of the issued and outstanding shares eligible to vote at the Special Meeting) “FOR” the Transaction, as have the 10% or greater shareholders.

See “Special Factors— Stockholder Approval” beginning on page 38.

Treatment of Beneficial Holders (stockholders holding shares in street name)

•

We intend to treat stockholders holding our common stock in street name in the same manner as record holders. Prior to the effective date of the Transaction, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our common stock in street name, ask them to provide us with information on how many shares held by beneficial holders will be cashed out, and request that they effect the Transaction for those beneficial holders. However, these banks, brokers and other nominees may have different procedures then registered stockholders for processing the Transaction. Accordingly, if you hold your shares of common stock in “street name,” we encourage you to contact your bank, broker or other nominee.

See “Special Factors— Effects of the Transaction” beginning on page 20.

Determination of Stockholders of Record

•

In determining whether the number of our stockholders of record falls below 300 as a result of the Transaction, we will count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers. However, institutional custodians such as Cede & Co. and other commercial depositories are not considered a single holder of record for purposes of these provisions. Rather, Cede & Co.’s and these depositories’ accounts are treated as the record holder of shares. Based on information available to us, as of November 28, 2008 there were approximately 475 holders of record of our shares of common stock.

See “Special Factors — Effects of the Transaction” beginning on page 20.

Effectiveness of the Transaction

•

We anticipate that the Transaction will be effected as soon as possible after the date of the Special Meeting. Following the effective date of the Transaction, transmittal materials will be sent to those stockholders entitled to a cash payment that will describe how to turn in their share certificates and receive the cash payments. Those stockholders entitled to a cash payment should not turn in their share certificates at this time.

See “Special Factors— Effective Date” on page 38.

Financing for the Transaction

•

Based on information we have received as of November 28, 2008 from our transfer agent, Securities Transfer Corp., and from Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., we estimate that the total funds required to pay the consideration to Cashed out Stockholders and other costs of the Transaction will be approximately $425,000. This total amount could be larger or smaller depending on, among other things, the number of shares that will be outstanding after the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our stockholders, or an increase in the costs and expenses of the Transaction.

•	We intend that payments to Cashed Out Stockholders and the costs of the Transaction will be paid from cash on hand.

See “Special Factors – Source of Funds and Expenses” beginning on page 37.

Recent Market Prices of the Company’s Common Stock

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The closing prices of our common stock on December 8, 2008, the last trading day before the public announcement of the approval of the proposed Transaction by the Special Committee and the Board of Directors, and on the Record Date, were $0.75 per share and $[            ] per share, respectively.

See “Information About the Company— Market Price of Common Stock” beginning on page 41.

No Appraisal or Dissenters’ Rights

•	Under Delaware law, our certificate incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who dissent from the Transaction.

See “Special Factors— No Appraisal or Dissenters’ Rights” beginning on page 40.

Material Federal Income Tax Consequences

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Generally, a Cashed Out Stockholder who receives cash for a fractional share as a result of the Transaction will recognize capital gain or loss for United States federal income tax purposes. A Continuing Stockholder who does not receive cash for a fractional share as a result of the Transaction generally will not recognize any gain or loss for United States federal income tax purposes.

See “Special Factors — Material Federal Income Tax Consequences” beginning on page 34.

QUESTIONS AND ANSWERS ABOUT THE

TRANSACTION AND THE SPECIAL MEETING

Following are some commonly asked questions that may be raised by our stockholders and answers to each of those questions.

Where and when is the Special Meeting?

The Special Meeting will be held at our principal executive offices, 6300 Canoga Avenue, Suite 1700, Woodland Hills, California 91367 at 9:00 a.m. (local time) on [            ], 2009.

What am I being asked to vote on at the Special Meeting?

Our stockholders will consider and vote upon proposals to amend our certificate of incorporation to effect a 1-for-35 reverse stock split of our shares of common stock, followed immediately by a 35-for-1 forward stock split of our shares of common stock. Stockholders whose shares are converted into less than one share of our common stock as a result of the Reverse Stock Split (meaning they own fewer than 35 shares of our common stock at the effective time of the Transaction—which is the time that the certificate of amendment to our certificate of incorporation to effect the Reverse Stock Split is filed with the Secretary of State of the State of Delaware) will receive $1.50 in cash, without interest, for each share of our common stock held immediately before the Reverse Stock Split. Stockholders who own 35 or more shares of our common stock at the effective time of the Transaction will continue to own the same number of shares of our common stock after the completion of the Transaction. Although the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless both proposals are approved by the stockholders of the Company.

What is the purpose of the Transaction?

The Transaction will enable us to cease the registration of our common stock under the Exchange Act if, after the Transaction, there are fewer than 300 record holders of our common stock and we terminate our obligations to file annual and periodic reports and make other filings with the SEC. The purposes of the proposals include:

•	eliminating significant ongoing costs and management time and effort of compliance with the Sarbanes-Oxley Act and related regulations;

•	eliminating significant ongoing costs and management time and effort associated with filing documents under the Exchange Act with the SEC;

•	allowing our management to focus on long-term growth and enhancing the long-term value of shares of common stock; and

•

enabling our small stockholders (those holding fewer than 35), who represent a large number of our record holders, to liquidate their holdings in us and receive a premium over market prices prevailing at the time of the Special Committee’s recommendation, and the Board of Directors’ approval, of the Transaction, without incurring brokerage commissions.

What does the deregistration of our common stock mean?

Following the Transaction, we expect to have fewer than 300 stockholders of record, which will enable us to take action to cease registration of our common stock under the Exchange Act. Effective on and following the termination of the registration of our common stock under the Exchange Act, we will no longer have to file annual, quarterly and other reports with the SEC, and our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock. In addition, we will take action to delist our common stock from the Nasdaq Capital Market and we will no longer be subject to its rules. Any trading in our common stock will continue only in privately negotiated sales or in the pink sheets.

What are the Pink Sheets?

The pink sheets is a listing service that offers financial and other information about issuers of securities, like our common stock, and collects and publishes quotes of market makers for over-the-counter securities through its website at www.pinksheets.com.

What will I receive in the Transaction?

If you own fewer than 35 shares of our common stock at the effective time of the Transaction, you will receive $1.50 in cash, without interest, from us for each pre-Reverse Stock Split share that you own. If you own 35 shares or more of our common stock at the effective time of the Transaction, you will not receive any cash payment for your shares in connection with the Transaction and will continue to hold the same number of shares of our common stock as you did before the Transaction.

Can the Board of Directors or the Special Committee determine that a different reverse stock split/forward stock split ratio should be used to effect the Transaction?

Prior to the Special Meeting either the Board of Directors or the Special Committee may change the reverse stock split/forward stock split ratio to effect the Transaction if necessary to reduce the number of our record holders below 300, which is necessary to deregister under the Exchange Act, or if it is in the best interests of the stockholders. However, the Board of Directors or the Special Committee will not change the reverse stock split/forward stock split ratio following the Special Meeting. We will notify you of any change in the reverse stock split/forward stock split ratio.

What if I hold fewer than 35 shares of common stock and hold all of my shares in “street name”?

If you hold fewer than 35 shares of our common stock in street name your broker, bank or other nominee is considered the stockholder of record with respect to those shares and not you. It is possible that the bank, broker or other nominee also holds shares for other beneficial owners of our common stock and that it may hold 35 or more total shares. Therefore, depending upon their procedures, they may not be obligated to treat the Transaction as affecting beneficial holders’ shares. It is our desire to treat stockholders holding fewer than 35 shares of our common stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their name. However, we or our transfer agent, Securities Transfer Corp., may not have the necessary information to compare your record holdings with any shares that you may hold in street name in a brokerage account and these banks, brokers and other nominees may have different procedures for processing the Transaction. Accordingly, if you hold your shares of our common stock in “street name,” we encourage you to contact your bank, broker or other nominee.

What happens if I own a total of 35 or more shares of common stock beneficially, but I hold fewer than 35 shares of record in my name and fewer than 35 shares of with my broker in street name?

We may not have the information to compare your holdings in two or more different brokerage firms. As a result, if you hold more than the minimum number of shares, you may nevertheless have your shares cashed out if you hold them in a combination of accounts in several brokerage firms. If you are in this situation and desire to remain a stockholder of the Company after the Transaction, we recommend that you combine your holdings in one brokerage account or become a record holder prior to the effective time of the Transaction. You should be able to determine whether your shares will be cashed out by examining your brokerage account statements to see if you hold more than the minimum number of shares in any one account. To determine the Transaction’s effect on any shares you hold in street name (and possible payment of the cash consideration), you should contact your broker, bank or other nominee.

If I own fewer than 35 shares of common stock, is there any way I can continue to be a stockholder of the Company after the Transaction?

If you own fewer than 35 shares of our common stock before the Transaction, the only way you can continue to be a stockholder of the Company after the Transaction is to purchase, prior to the effective time of the Transaction, sufficient additional shares to cause you to own a minimum of 35 shares at the effective time of the Transaction. However, we cannot assure you that any shares will be available for purchase.

Is there anything I can do if I own 35 or more shares of common stock, but would like to take advantage of the opportunity to receive cash for my shares as a result of the Transaction?

If you own 35 or more shares of our common stock before the Transaction, you can only receive cash for all of your shares if, prior to the effective time of the Transaction, you reduce your stock ownership to fewer than 35 shares by selling or otherwise transferring shares. However, we cannot assure you that any purchaser for your shares will be available.

Who is entitled to vote at the Special Meeting?

Only holders of record of our common stock and Series C Convertible Preferred Stock as of the close of business on [            ], 2009, which is the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting.

How many shares were outstanding on the Record Date?

At the close of business on November 28, 2008 there were 10,057,730 shares eligible to vote on the Transaction, consisting of 8,807,730 outstanding shares of our common stock and shares of Series C Convertible Preferred Stock convertible into 1,250,000 shares of common stock. At the Special Meeting, each of those shares of common stock will be entitled to one vote and each share of Series C Convertible Preferred Stock will be entitled to one vote for each share of common stock into which that preferred stock is convertible.

What is a “quorum” for purposes of the Special Meeting?

In order to conduct business at the Special Meeting, a quorum must be present. A “quorum” is a majority of the issued and outstanding shares entitled to vote which, for purposes of the Special Meeting, includes both our common stock and shares of common stock issuable on conversion of our Series C Convertible Preferred Stock. The shares may be present in person or represented by proxy at the Special Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

What vote is required to approve the proposals?

Once a quorum has been established, for the Transaction to be approved, holders of a majority of shares entitled to vote (including shares of common stock issuable on conversion of our Series C Convertible Preferred Stock) at the meeting must vote “FOR” each of the Reverse Stock Split proposal and the Forward Stock Split proposal.

At the close of business on November 28, 2008, 1,020,587 of our outstanding shares of common stock (approximately 10.1% of eligible votes) were held by directors and executive officers and 3,350,710 of our shares of common stock outstanding or issuable on conversion of our Series C Convertible Preferred Stock (approximately 33.3% of eligible votes) were held by 10% or greater shareholders. As we noted above, the directors and executive officers have each indicated that they intend to vote “FOR” the Transaction, as have the 10% or greater shareholders.

What will happen if the Transaction is approved by the Company’s stockholders?

Assuming that we have fewer than 300 record holders of our common stock after the Transaction, we will file applicable forms with the SEC to deregister our shares of common stock under the federal securities laws and to delist our shares from the Nasdaq Capital Market. Upon the effectiveness of those filings, the Company would no longer be subject to the reporting and related requirements under the federal securities laws that are applicable to public companies and Nasdaq Capital Market rules applicable to listed companies. We will also no longer be subject to the provisions of the Sarbanes-Oxley Act. In addition, Cashed Out Stockholders will no longer have a continuing interest as stockholders of the Company and will not share in any future increase in the value of the Company. Also, any trading in our common stock will occur in privately negotiated sales or on the pink sheets.

What will happen if the Transaction is not approved?

If the Transaction is not approved by our stockholders, we will continue to operate our business, and we will continue to incur the costs involved of being a public company. We also may decide to evaluate and explore available alternatives, although the Board of Directors has not yet made a determination that any of those alternatives are feasible or advisable.

If the Transaction is approved by the stockholders can the Board of Directors or the Special Committee determine not to proceed with the Transaction?

If the Transaction is approved by the stockholders, either the Board of Directors or the Special Committee may determine not to proceed with the Transaction if they believe that proceeding with the Transaction is not in the best interests of the stockholders. If either the Board of Directors or the Special Committee determines not to proceed with the Transaction we will continue to operate our business as presently conducted.

What are the federal income tax consequences of the Transaction to me?

If you are not subject to any special rules that may be applicable to you under federal tax laws, then generally, a Cashed Out Stockholder that receives cash for a fractional share as a result of the Transaction will recognize capital gain or loss for United States federal income tax purposes. A Continuing Stockholder who does not receive cash for a fractional share as a result of the Transaction will not recognize any gain or loss for United States federal income tax purposes. We urge you to consult with your personal tax advisor with regard to the tax consequences to you of the Transaction.

Should I send in my certificates now?

No. After the Transaction is completed, we will send instructions on how to receive any cash payments to which you may be entitled.

What is the total cost of the Transaction to the Company?

Since we do not know how many record and beneficial holders of our common stock will be Cashed Out Stockholders, we do not know the exact cost of the Transaction. However, based on information that we have received as of November 28, 2008 from our transfer agent, Securities Transfer Corp., and from Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., with regard to the size of holdings of those of you who may hold shares in “street name,” as well our estimates of other Transaction expenses, we believe that the total cash requirement of the Transaction to the Company will be approximately $425,000. This amount includes approximately $25,000 needed to cash out fractional shares, and approximately $400,000 of legal, accounting, and financial advisory fees and other costs to effect the Transaction. This total amount could be larger or smaller depending on, among other things, the number of fractional shares that will be outstanding after the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our stockholders.

Am I entitled to appraisal rights in connection with the Transaction?

No. Under Delaware law, our certificate of incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against the Transaction.

How do I vote?

Sign and date each proxy card you receive and return it in the enclosed envelope prior to the Special Meeting or attend the meeting and vote in person.

Can I change my vote?

Yes. You may change your proxy instructions at any time before your proxy is voted at the Special Meeting. Proxies may be revoked by taking any of the following actions:

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filing a written notice with our corporate secretary of revocation of any prior delivered proxy, or a duly executed proxy bearing a later date, with our corporate secretary at our principal executive office (6300 Canoga Avenue, Suite 1700, Woodland Hills, California 93167); or

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attending the Special Meeting, filing a written notice of revocation of your proxy with our corporate secretary, and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

How does the board of directors recommend that I vote on the proposals?

Following a recommendation from the Special Committee, the Board of Directors unanimously recommends that you vote “FOR” the proposals to approve the Transaction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements concerning, among other things, our anticipated results, and future plans and objectives that are or may be considered to be “forward-looking statements.” These forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions, including the impact on consumer spending as a result of a slower consumer economy, the “sub-prime market” crisis and general crisis in the credit markets, competition in the restaurant markets, potential changes in customer spending, acceptance of our new restaurants, any significant variations between actual amounts and the amounts estimated for those matters identified as our critical accounting estimates, as well as other significant accounting estimates made in the preparation of our financial statements, and the impact of changes in government policy in the United States. In light of the uncertainty inherent in our forward-looking statements, you should not consider their inclusion to be a representation that the forward-looking matters will be achieved. In evaluating forward-looking statements, you should consider all these risks and uncertainties, together with any other risks described in our other reports and documents furnished or filed with the SEC, and you should not place undue reliance on those statements. We assume no obligation for updating any forward-looking statements, whether as a result of new information, future events, or otherwise. However, to the extent that there are any material changes in the information contained in this proxy statement, the Company will promptly disclose the changes as and to the extent required by applicable law and the rules and regulations of the SEC.

SPECIAL FACTORS

Purpose of and Reasons for the Transaction

General. The Special Committee and the Board of Directors has determined that the costs of being a SEC reporting company currently outweigh the benefits and, thus, it is no longer in our best interests or the best interests of our stockholders, including our unaffiliated stockholders (consisting of stockholders other than our executive officers and directors), for us to remain a SEC reporting company. Accordingly, we are proposing the Transaction for the purpose of reducing the number of record stockholders of our common stock to fewer than 300, so we can then cease registration of our common stock under the Exchange Act, terminate our reporting and other obligations as a SEC reporting company under the Exchange Act, and delist our common stock from the Nasdaq Capital Market. The proposed Transaction, among other things, will enable us to realize significant cost savings by the elimination of many of the expenses related to our status as an SEC reporting company, including expenses relating to the disclosure, reporting and compliance requirements of the Exchange Act, the Sarbanes-Oxley Act and other federal securities laws, and will relieve us of the administrative burdens associated with being an SEC reporting company.

The Forward Stock Split is not necessary for us to reduce the number of holders of record of our shares of common stock and to deregister our shares of common stock under the Exchange Act. However, we have decided that it is in the best interests of our stockholders to effect the Forward Stock Split to avoid an unusually high stock price after the Transaction, to facilitate trading of the shares of Continuing Stockholders either in private transactions or on the pink sheets, to mitigate any loss of liquidity in our shares of common stock that may result from the Reverse Stock Split portion of the Transaction and to avoid the administrative burden of having fractional shares outstanding.

Reduced Costs and Expenses. We incur both direct and indirect costs to comply with the filing and reporting requirements imposed on us as a result of being an SEC reporting company. Professional fees of lawyers and accountants, printing, mailing, and other costs incurred by us in complying with SEC reporting and compliance requirements are substantial. We also incur direct and indirect costs in complying with the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act, which became effective, in part, at the end of our fiscal year ended December 30, 2007, requires that we test and assess our internal control structure and, for the fiscal year ending December 2009, that our external auditors report on our management’s assessment of our internal control structure. Compliance with these requirements will require significant additional expenditures, including fees for compliance planning, assessment, documentation and testing, as well as a significant investment of time and energy by our management and employees. If our SEC reporting obligations cease, we would not incur these expenses.

Our estimated costs of remaining a SEC reporting company are described in greater detail below:

Costs	Actual 2007 Expenses	Projected 2008 Expenses	Projected 2009 Expenses
Audit of 10-K and review of 10-Qs	286,000	310,000	355,000
Sarbanes-Oxley Act documentation and testing	212,000	188,000	66,000
Sarbanes-Oxley audit	—	—	150,000
SEC counsel	88,000	117,000	100,000
Nasdaq Capital Market listing fee	28,000	28,000	28,000
Directors fees	193,000	165,000	165,000
Proxy and annual report printing and mailing, transfer agent fees, public relations and stockholder communications and other miscellaneous costs	160,000	133,000	133,000

Total	967,000	941,000	997,000

We ultimately expect to realize recurring annual cost savings of approximately $766,000. These estimated savings primarily reflect, among other things:

•	a reduction in fees to our registered independent public accounting firm of approximately $150,000 for audits, the review of our SEC periodic reports and related expenses;

•	the elimination of annual costs attributable to ongoing audits to comply the Sarbanes-Oxley Act and the employment of Sarbanes-Oxley Act compliance consultants and employees of approximately $150,000;

•	the potential reduction in directors’ fees by reducing the size of our Board of Directors;

•	a reduction in legal fees associated with securities law compliance of approximately $100,000; and

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the net reduction in costs and expenses associated with filing our annual, periodic and current reports and other documents, such as proxy statements and Section 16 filings with the SEC, the annual listing fees to the Nasdaq Capital Market, and printing, mailing and other costs of the annual report to stockholders, proxy statements and other miscellaneous costs of approximately $133,000.

We believe the projected fiscal 2009 costs are indicative of our annual costs going forward if we remained a SEC reporting company. Please note, however, that the annual costs are only estimates and the actual costs we realize may be higher or lower than the estimates set forth in the table above. Likewise, our projected annual cost savings are only estimates, and those cost savings could be higher or lower than the amounts set forth above. As noted, our estimates were based upon actual costs we incurred in fiscal 2007, but our estimates of expenses in fiscal 2008 and 2009 and, accordingly our estimated cost savings, are based, only in part, on historical costs. For example, if the Transaction is effected, there will be an elimination of Sarbanes-Oxley Act documentation and testing fees and a reduction in accounting fees, including internal accounting costs and fees paid to our auditors in connection with the audit of annual financial statements included in our Form 10-K and review of interim financial statements included in our Forms 10-Q. In addition, there will be a more limited need for legal counsel if we no longer file reports with the SEC. Other estimates were more subjective, such as savings in transfer agent’s fees because of a reduction in the number of stockholder accounts to be handled by it, and a reduction in printing and other related costs of distributions to stockholders.

Management Time and Expense; Operational Flexibility. The costs described above do not include the overall time expended by our management on the preparation of our SEC filings. We believe that this time could more effectively be devoted to other purposes, such as operating our business and undertaking new initiatives that may result in greater long-term growth. Additionally, due to the public market’s focus on quarterly results, smaller public companies such as ours are required to focus on short-term goals, such as quarterly financial results, often at the expense of longer-term objectives. As a non-SEC reporting company, we believe management will have the flexibility by being able to devote more time to sustaining long-term growth.

Limited Trading Volume and Liquidity for Small Stockholdings. The Board also believes that holders of small amounts of shares of our common stock may be deterred from selling their shares because of the lack of an active trading market and disproportionately high brokerage costs. Based on our review of a list of record holders of our common stock as of November 28, 2008 furnished to us by our transfer agent, as well as information we have received as of November 28, 2008 regarding the holdings of beneficial owners of our common stock held in “street name,” we estimate that there are approximately 239 holders of record of fewer than 35 shares and approximately 119 holders of fewer than 35 shares in “street name.” These holders are a large percentage of our unaffiliated stockholders. The Transaction will offer each of these holders the opportunity to obtain cash for their shares without the cost of dealing with a broker.

In addition, the trading volume in our common stock has been and continues to be thinly traded. The average daily trading volume of the stock from January 1, 2008 to December 8, 2008 (the trading day prior to the announcement of the approval of the Transaction by the Company) was approximately 10,990 shares per day, and during that period there were 15 trading days on which our common stock did not trade at all. The trading of even a small number of shares may have a disproportionate effect on the price of our shares in the public market. Accordingly, the Transaction will provide our smallest stockholders with the ability to liquidate their holdings in us and receive a fair price in cash for their shares.

Background of the Transaction

The passage of the Sarbanes-Oxley Act began a number of corporate governance reforms that have increased the expenses of being a SEC reporting company without enhancing, from a business and operational point of view, the benefits of being a SEC reporting company. During our fiscal year ended December 30, 2007, we spent approximately $212,000 in legal, accounting and other costs and expenses related to compliance with the Sarbanes-Oxley Act and approximately $374,000 related to compliance with other rules and regulations of the SEC, and we expect those costs to remain consistent or increase in the future. Under current SEC regulations implementing the Sarbanes-Oxley Act, we will become subject to the internal control audit requirements of Section 404, pursuant to which our independent registered public accounting firm will be required to audit and provide an attestation report on our internal controls, for the first time beginning in fiscal year 2009, and we expect that our costs and expenses of compliance with Section 404 will initially increase by an additional $150,000. We estimate that the current total costs and expenses of compliance with the Sarbanes-Oxley Act and of continuing to be a reporting company under SEC regulations will be approximately $997,000 for fiscal year 2009. None of these cash costs include the overall time of our executive officers and our other employees that is necessary to prepare and review our public filings.

In the ordinary course, management has from time to time updated the Board of Directors on the then current and anticipated costs relating to SEC reporting and Sarbanes-Oxley Act compliance, particularly in connection with the pending effectiveness of the internal control certification requirements of Section 404 of the Sarbanes-Oxley Act.

In April 2008, Philip Gay, President and Chief Executive Officer of the Company, initiated preliminary discussions with various investment banking firms with a broad view to enhancing shareholder value, including evaluation of strategic alternatives. In initiating those discussions, Mr. Gay noted that the Company’s Board and management were concerned that the costs and burdens of continuing as a SEC reporting company were excessive in relation to the benefits derived from the Company’s status as a SEC reporting company. As a result of those initial discussions, on May 14, 2008, Morgan Joseph made a preliminary presentation to management of the Company, with the focus of the presentation being the experience and qualifications of Morgan Joseph and the universe of potential alternatives typically considered by Company’s similarly situated in the market.

At the Company’s June 12, 2008 Board meeting, the Board determined that, in light of deteriorating market conditions and increasing operating costs, including a spike in energy costs, the Company should seek an interim capital infusion to support the Company’s working capital needs and ongoing restaurant openings. The Board determined that seeking such a capital infusion should take priority over evaluation and pursuit of a broad strategic alternative. Following the Board’s June meeting, management of the Company began discussions with several existing large stockholders of the Company, as well as other potential investors, regarding a potential investment. In August 2008, the Company entered into an agreement with Charles Mathewson, an existing shareholder of the Company, pursuant to which Mr. Mathewson purchased from the Company, in September 2008, shares of Series C Convertible Preferred Stock and Warrants for an aggregate purchase price of $5,000,000.

On August 25, 2008, the Company retained Morgan Joseph to evaluate, analyze and provide recommendations to the Company’s Board regarding strategic alternatives available to the Company. Over the following month, members of management of the Company and members of Morgan Joseph began meeting to compile and analyze data regarding the Company, its outlook, plans, capital needs, cost structure and other information pertinent to the development and evaluation of strategic alternatives.

On September 26, 2008, Morgan Joseph met with the Board to present its initial analysis and preliminary assessment of selected alternatives. At that meeting, Morgan Joseph provided to the Board materials relating to: market conditions in the restaurant industry and the Company’s position within the industry; observations regarding the Company’s existing business plan; the potential effects of credit market and M&A market conditions on the availability of strategic alternatives; various sensitivity analysis based on a “stay-the-course” plan reflecting multiple operating assumptions; preliminary overviews of potential alternatives, including “stay-the-course”, modified “stay-the-course” with cost control measures, including slowed growth and/or going private, sale of select assets, sale of the Company to a strategic or financial buyer, and strategic M&A transaction. In addition, the Board discussed the history of several parties that had approached the Company in recent years expressing interest in a transaction that did not materialize or involved parties that did not have the financial resources to consummate a transaction.

The Board determined that a sale of the Company or select assets or a strategic M&A transaction had a low probability of success in light of deterioration in the credit and equity markets, the Company’s limited financial resources and the recent significant deterioration in the Company’s sales trends. The Board instructed management and Morgan Joseph to continue investigation of the various alternatives presented by Morgan Joseph with efforts focused on going private and seeking additional funding from major shareholders.

On October 10, 2008, Morgan Joseph met with members of management and independent directors Glenn Golenberg and Stephen Ross to discuss the significant decline in recent sales at the Company’s restaurants and its impact on the Company’s operating cash flow and ability to continue its expansion plans. Various strategies were discussed relative to cost saving measures and the status of discussions with major shareholders relative to additional financing.

On October 24, 2008, the Board conducted a telephonic meeting during which the Board was provided with an update on the financial position of the Company and progress regarding development of a definitive financing strategy, including going private and other cost control measures. Management and the Board determined that the Company’s financial results and cash flow were likely to be significantly lower than previously expected and, in the absence of additional financing, the Company was unable to continue its expansion plans.

On October 31, 2008, Michael Weinstock, Vice Chairman and Executive Vice President of the Company, and a representative of Morgan Joseph met with Mr. Mathewson regarding financing for the Company. Those discussions produced no financing commitment. Management determined to expand the Company’s efforts to secure interim financing and instructed Morgan Joseph to expand its efforts accordingly. On October 31, the Company filed a Form 8-K reporting the engagement of Morgan Joseph to pursue strategic alternatives.

On November 3, 2008, the Board held a conference call with management and Morgan Joseph to discuss the current financial situation of the Company. Management updated the Board on certain additional reductions to overhead costs and its efforts to modify or terminate the lease commitments for certain underperforming units as well as units planned for development in 2009. Management and the Board discussed the costs and merits of going private and instructed management and Morgan Joseph to continue with the general pursuit of financing and other strategic alternatives while beginning to move forward with steps to carry out a reverse stock split to facilitate termination of the Company’s status as a SEC reporting company with a goal of completing the process in sufficient time to avoid incurring substantial costs in connection with the preparation and filing of the Company’s 2008 annual report.

On November 4, 2008, members of management, legal counsel and Morgan Joseph held a conference call to discuss the financial, legal and other issues relating to the going private transaction.

On November 25, 2008, the Board held a telephonic meeting to discuss the status of the strategic alternatives review and discuss the process for the reverse split transaction. Morgan Joseph provided the Board with a review of its discussions with potential transaction counterparties. Morgan Joseph discussed the general lack of viable attractive alternatives given the ongoing turmoil in the financial markets, negative results and announcements from other restaurant companies, low market valuations for other publicly-traded restaurant companies and the Company’s financial performance, trends and capital structure. The Board instructed management and Morgan Joseph to continue the pursuit of financial and strategic alternatives. The Board formed a special committee for the purpose of considering the fairness of the terms of a reverse stock split to the Company’s unaffiliated stockholders and to make a recommendation to the full Board. The Board placed no limitations on the authority of the Special Committee. The Board resolutions describing the authority of the Special Committee provided, among other things, that if the members of the Special Committee determined that a deregistration or other transaction was not in the best interests of the stockholders, then the entire Board would be bound by that decision. The Board also empowered the Special Committee to communicate directly with Morgan Joseph as it deemed appropriate.

On November 26, 2008, the Special Committee held a telephonic meeting that included legal counsel to the Company and representatives of Morgan Joseph to discuss the potential range of value for the fractional shares. Based on their review of certain data relating to the Company’s trading history, financial results and other market data, the Special Committee requested that Morgan Joseph evaluate prices ranging from $1.00 to $1.50 per share. The Special Committee requested that Morgan Joseph initiate its process to issue a fairness opinion on a price to be determined at a later meeting but within that range of prices per share.

Morgan Joseph, on December 8, 2008, presented to the Special Committee its financial report dated December 5, 2008. Morgan Joseph reviewed the information included in the financial report, including the background to the Transaction and the proposed structure of the Transaction, potential benefits from such a Transaction, Morgan Joseph’s business and financial due diligence in assessing, reviewing and evaluating the business and financial status and prospects of the Company, the historic trading price trading volume of the Company’s common stock, and the potential cost savings from the Transaction. Morgan Joseph then reviewed with the Special Committee its approach to its financial analysis of the Company, discussing the historical trading price and trading volume of the Company’s common stock and the financial methodology it used in determining the fair value of the cash consideration to be paid to the Cashed Out Stockholders. Following Morgan Joseph’s presentation, the Special Committee discussed the financial report, Morgan Joseph’s presentation and due diligence and other matters in connection with determining a potential fair value of the cash consideration to be paid to the Cashed Out Stockholders.

The Special Committee determined that it was the Special Committee’s view and belief, based on all of the factors which had been considered by the Special Committee, although not relying upon any one factor but considering all factors as a whole, that the Transaction would be in the best interests of all of the Company’s stockholders, including the unaffiliated stockholders who would be cashed-out in the Transaction and unaffiliated stockholders who would continue as owners of the Company, and that the Transaction should be recommended to the Board of Directors. The Special Committee preliminarily determined that the ratio of the Reverse Stock Split would be 1-for-35 and, accordingly, that the ratio of the Forward Stock Split would be 35-for-1, but reserved the right to change that ratio to the extent necessary to accomplish the goal of reducing the number of record holders of the Company to below 300 or if it otherwise determined that such a change was in the best interests of the Company and its stockholders. The Special Committee also reserved the right to withdraw its recommendation at any time prior to the effectiveness of the Transaction if it believed that would be in the best interest of our stockholders. Following further discussion, including consideration of various possible cash out stock prices presented by Morgan Joseph, the Special Committee determined that a cash out price of $1.50 was appropriate and fair to unaffiliated stockholders. Morgan Joseph then orally confirmed to the Special Committee that, in the opinion of Morgan Joseph, the $1.50 per share was fair from a financial point of view to the unaffiliated stockholders. Pursuant to the Special Committee’s request, Morgan Joseph confirmed its oral fairness opinion with a written fairness opinion on December 8, 2008.

The Board of Directors held a meeting on December 8, 2008 at which the Special Committee made its recommendation to the full Board of Directors to proceed with a reverse stock split, followed by a forward stock split, to effect a deregistration of the Company’s shares of common stock, and recommended a $1.50 per fractional share price for those stockholders who would be cashed out as a result of the reverse stock split.

The Special Committee noted that its recommendation of the ratio for the reverse stock split and forward stock split proposal could change based on changes in facts and circumstances. Since the goal of the Transaction would be to reduce the number of record holders below 300, changes in the number of record holders or shareholdings prior to the stock splits may warrant a re-examination and change of the ratio. Further, there may be circumstances, such as an adverse change in the financial condition of the Company, that may make the deregistration inadvisable. Accordingly, the Special Committee reserved the right to withdraw it recommendation at any time prior to the effectiveness of the Transaction, even if stockholders had already approved it at the Special Meeting.

The Board then reviewed in detail the recommendation of the Special Committee that had been made. The Board noted the advantages and other considerations of the proposal to the Company and its stockholders and other relevant factors, including: the significant ongoing costs and management time and effort of compliance with the Sarbanes-Oxley Act, including with the internal control provisions of Section 404 of that act, and the preparation and filing of periodic and other reports with the SEC; the limited trading volume and liquidity of our shares of common stock, and that a deregistration transaction would provide our smallest stockholders, who represent a disproportionately large number of total record holders, the opportunity to obtain cash for their shares in a relatively limited trading market and at a premium over market prices prevailing at the time of our public announcement of the Transaction; the small effect of the proposed transaction on the relative voting power of Continuing Stockholders,; management’s statements that the business and operations of the Company were expected to continue substantially as presently conducted; the Company historically had not taken advantage of the benefits of being a public company, in that it used bank borrowings in lieu of equity financings to funds its recent growth; the determination by Morgan Joseph that the cash-out price of $1.50 for fractional shares was fair from a financial point of view; no change of control would occur as a result of the deregistration transaction; and as a result of the deregistration and delisting, the ability of our management and employees to focus their time, effort and resources on long-term growth and increasing long-term stockholder value. The Board noted that the Special Committee has reserved the right to change the ratio if necessary to reduce the number of the Company’s record holders below 300, which is necessary to deregister under the federal securities laws, or as otherwise determined to be in the best interests of the Company and its stockholders. The Board also noted that the Special Committee has also reserved the right to abandon the transaction if it believes that the transaction is no longer in the best interests of stockholders. Further, the Board instructed Morgan Joseph and management to continue to solicit and evaluate other strategic alternatives during the period of time until the reverse split transaction was approved by shareholders.

Based on all of the factors which had been considered by the Board of Directors at this and at its other meetings and based on the information considered by and the recommendation of the Special Committee, although not relying upon any one factor but considering all factors as a whole, the Board, including all of non-employee directors of the Company, specifically adopted the recommendations of the Special Committee and all factors that the Special Committee took into account in making its recommendations to the full Board of Directors. The Board of Directors determined that the Transaction would be in the best interests of all Company’s stockholders, including the unaffiliated stockholders who would be cashed-out in Transaction and unaffiliated stockholders who would continue as owners of the Company, approved the Transaction, including the cash-out price of $1.50, and recommended the Transaction to the stockholders of the Company. The Board of Directors also retained the right to change the initial ratio of the stock splits if necessary or advisable in order to accomplish the reduction of the number of record holders below 300, and retained the right to withdraw its approval of the Transaction, either before or after the vote of stockholders, if the Board of Directors determined that the deregistration transaction was no longer in our best interests or in the best interests of our stockholders.

Alternatives to the Transaction

In making their determinations to proceed with the Transaction, the Special Committee and the Board of Directors considered other methods of effecting a deregistration transaction, including an issuer tender offer and an odd-lot tender offer, as well as maintaining the status quo. When considering the various alternatives to the Transaction, the primary focus was the level of assurance that the selected alternative would result in the Company having fewer than 300 record owners of its common stock, thus allowing us to achieve our objective, the time frame within which such alternative could reasonably be expected to be achieved, again relative to the other alternatives under consideration, as well as the potential costs of the alternative transactions.

Issuer Tender Offer. In this alternative, we would offer to purchase a set number of shares within a specific timetable. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature, and we would have no assurance that enough stockholders would tender all of their shares of our common stock to reduce the number of record owners of our common stock to fewer than 300. In addition, the rules governing tender offers require equal treatment of all stockholders, including pro rata acceptance of offers from stockholders. The Special Committee and the Board of Directors considered that since they could not guarantee or predict with certainty how many shares would be tendered, the possibility existed that such a transaction would not reduce the number of holders of record to below 300, and the estimated costs of this type of transaction potentially could be higher than the costs of the Transaction. As a result of these disadvantages, the Special Committee and the Board of Directors determined not to pursue this alternative.

Odd–Lot Tender Offer. Unlike a traditional tender offer, an odd-lot tender offer would offer to purchase the shares of our common stock only from those stockholders owning 99 or fewer. As of the Record Date, there were approximately 267 holders of record owning 99 or fewer shares of our common stock. However, like an issuer tender offer, this method would be voluntary on the part of stockholders and there could be no assurance that a requisite number of stockholders would participate. While the time frame for completing an odd-lot tender offer is shorter than for the Transaction and would be less expensive, the Special Committee and the Board of Directors decided this alternative would not be preferable to the Transaction because of the lack of assurance that an odd-lot tender offer would produce the intended result.

Maintaining the Status Quo. The Special Committee and the Board of Directors also considered maintaining the status quo. In that case, the Company would continue to incur the significant expenses of being a SEC reporting company without enjoying the benefits traditionally associated with SEC reporting company status, including, but not limited to, raising capital in the public markets, stock liquidity, business credibility and the ability to use its common stock as currency for acquisitions. However, the Special Committee and the Board of Directors believed that becoming a private company would be in the best interests of the Company and its stockholders and rejected this alternative.

After carefully reviewing all of these alternatives, for the reasons discussed above, the Special Committee recommended, and the Board of Directors approved, the Transaction as the most expeditious and economical way of changing our status from that of a reporting company to that of a non-reporting company.

Effects of the Transaction

Effect of the Transaction on the Company. The Transaction is designed to reduce the number of our stockholders of record below 300, which will allow us to terminate our reporting obligations with the SEC. In determining whether the number of our stockholders of record falls below 300 as a result of the Transaction, we will count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers. However, institutional custodians such as Cede & Co. and other commercial depositories are not considered a single holder of record for purposes of these provisions. Rather, Cede & Co.’s and these depositories’ accounts are treated as the record holder of our shares. Based on information available to us as of November 28, 2008, we expect that as a result of the Transaction the number of our stockholders of record would be reduced from approximately 475 to approximately 235 and we estimate that there are approximately 119 holders in street name who own fewer than 35 shares of our common stock whose shares would be cashed out in the Transaction.

We also believe the Transaction will have the following additional effects:

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Termination of Exchange Act Registration and Elimination of SEC Reporting Obligations. Our common stock is currently registered under the Exchange Act. The registration may be terminated upon application by us to the SEC if there are fewer than 300 holders of record of our common stock. We intend to file a Form 25 with the SEC to delist our common stock from the Nasdaq Capital Market and to deregister our common stock under Section 12(b) of the Exchange Act. We expect that the delisting of our common stock will be effective 10 days after we file the Form 25 with the SEC and deregistration of our common stock under Section 12(b) of the Exchange Act will take effect 90 days after the filing of the Form 25. Our duty to file periodic and current reports under Section 13(a) of the Exchange Act and the rules and regulations thereunder as a result of our common stock’s registration under Section 12(b) of the Exchange Act will be suspended 10 days after we file the Form 25 with the SEC. We will also be required to terminate our registration under other applicable provisions of the Exchange Act. Accordingly, we will also file with the SEC a Form 15 certifying that we have less than 300 stockholders. Our obligation to file periodic and current reports as a result of our common stock’s registration under those other provisions of the Exchange Act will be suspended immediately upon the filing the Form 15 with the SEC (which we anticipate we will file 10 days following the filing of the Form 25). After the 90-day waiting period following the filing of the Form 15: (1) our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated; (2) our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC and our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act; and (3) persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act. However, following the filing of the Form 15 with the SEC, if on the first day of any fiscal year we have more than 300 stockholders of record we will once again become subject to the reporting requirements of the Exchange Act. The Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.

•	Reduced Costs and Expenses. Our direct, out-of-pocket costs resulting from our reporting and other obligations under the Exchange Act, the Sarbanes-Oxley Act, and the Nasdaq Capital Market rules were approximately $967,000 in fiscal 2007 and we expect these costs to be approximately $941,000 in fiscal 2008 and approximately $997,000 in fiscal 2009. We expect to save approximately $766,000 on an annual basis by becoming a non-reporting company. We also believe our management team, which currently spends a significant amount of time on activities related to compliance with the Exchange Act and Sarbanes-Oxley Act will have more time to devote to business development and revenue enhancing activities.

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Financial Effect of the Transaction. Based on information we have received as of November 28, 2008 from our transfer agent, Securities Transfer Corporation, and from Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., we estimate that the cost of payment to Cashed Out Stockholders, professional fees and other expenses will total approximately $425,000. This total amount could be larger or smaller depending on, among other things, the number of fractional shares that will be outstanding after the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our stockholders. The consideration to be paid to the Cashed Out Stockholders and the costs of the Transaction will be paid from cash on hand. See “Special Factors—Source of Funds and Expenses.” These costs will be offset over time by the costs savings of approximately $766,000 per year we estimate we expect to save as a result of a Transaction. See “Special Factors—Purpose of and Reasons for the Transaction.”

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Conduct of our Business after the Transaction. We expect our business and operations to continue substantially as they are currently conducted, and except as described in this proxy statement, the Transaction is not expected to have any material effect upon the conduct of our business. See “Conduct of the Company’s Business After the Transaction.”

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Aggregate Stockholders’ Equity. Our aggregate stockholders’ equity will decrease from approximately $9,308,000 as of September 28, 2008 to approximately $8,883,000 on a pro forma basis (after giving effect to payment of Transaction Costs in the amount of $425,000, consisting of approximately $25,000 for the cash out of the shares of Cashed Out Stockholders, and approximately $400,000 representing the amount of other Transaction Costs that have not been included in our historical financial statements).

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Book Value Per Share. Our book value per share of our common stock will decrease from $1.03 as of September 28, 2008 to approximately $0.98 per share of common stock on a pro forma basis (after giving effect to payment of Transaction Costs in the amount of $425,000).

Effect on Holders of Fewer than 35 Shares of Common Stock and Treatment of Multiple Accounts. Following the Transaction, holders of fewer than 35 shares of our common stock would receive a cash payment of $1.50 per pre-split share, without interest, and would cease to be stockholders of the Company. Cashed Out Stockholders will have no further financial interest in us with respect to their cashed out shares and thus will not have the opportunity to participate in the potential appreciation in the value of such shares or our future growth.

The number of shares held by a stockholder of record in two or more separate but identical record holder accounts will be combined to determine the number of shares of our common stock owned by that holder and, accordingly, whether the holder will be a Cashed Out Stockholder or a Continuing Stockholder. Shares held by record holders in joint accounts, such as by a husband and wife, and shares held in similar capacities will be treated separately, and will not be combined with individual accounts in determining whether a holder will be a Cashed Out Stockholder or a Continuing Stockholder.

We intend to treat stockholders holding our common stock in street name in the same manner as record holders. Prior to the effective date of the Transaction, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our common stock in “street name,” ask them to provide us with information on how many fractional shares will be cashed out, and request that they effect the Transaction for their beneficial holders. However, these banks, brokers and other nominees may have different procedures than registered stockholders for processing the Transaction. As a result, a stockholder owning 35 or more shares of common stock may nevertheless have those shares cashed out if the stockholder holds shares in a combination of street name accounts and record holder accounts, or holds shares in separate accounts in several brokerage firms. If you are in this situation and desire to remain a stockholder of the Company after the Transaction, you may consolidate your holdings into one brokerage account or record holder account prior to the effective date. Conversely, if you hold an account with less than 35 shares in street name and want to ensure that your shares are cashed out, you may want to change the manner in which your shares are held from street name into a record holder account in your own name so that you will be a record owner of the shares.

Examples of the effect of the Transaction on both Cashed Out Stockholders and Continuing Stockholders are set forth below under the caption “Effects of the Transaction—Examples.”

Effect on Unaffiliated Stockholders Who Own 35 or More Shares. For those unaffiliated stockholders who own 35 or more shares of our common stock, the Transaction may have the following effects:

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Elimination of SEC Reporting Obligations and Compliance with the Sarbanes-Oxley Act. Our common stock is currently registered under the Exchange Act. The registration may be terminated upon application by us to the SEC if there are fewer than 300 holders of record of our common stock. We intend to file a Form 25 with the SEC to delist our common stock from the Nasdaq Capital Market and to deregister our common stock under Section 12(b) of the Exchange Act. We expect that the delisting of our common stock will be effective 10 days after we file the Form 25 with the SEC and deregistration of our common stock under Section 12(b) of the Exchange Act will take effect 90 days after the filing of the Form 25. Our duty to file periodic and current reports under Section 13(a) of the Exchange Act and the rules and regulations thereunder as a result of our common stock’s registration under Section 12(b) of the Exchange Act will be suspended 10 days after we file the Form 25 with the SEC. We will also be required to terminate our registration under other applicable provisions of the Exchange Act. Accordingly, we will also file with the SEC a Form 15 certifying that we have less than 300 stockholders. Our obligation to file periodic and current reports as a result of our common stock’s registration under those other provisions of the Exchange Act will be suspended immediately upon the filing the Form 15 with the SEC (which we anticipate we will file 10 days following the filing of the Form 25). After the 90-day waiting period following the filing of the Form 15: (1) our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated; (2) our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC and our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act; and (3) persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act. However, following the filing of the Form 15 with the SEC, if on the first day of any fiscal year we have more than 300 stockholders of record we will once again become subject to the reporting requirements of the Exchange Act. The Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.

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Effect on Market for Shares and Liquidity. Our common stock is currently listed on the Nasdaq Capital Market. After the termination of our reporting obligations under the Exchange Act, our common stock would no longer be listed on the Nasdaq Capital Market, which may have an adverse effect on the liquidity of our common stock. Accordingly, any trading in our common stock will occur on the pink sheets or in privately negotiated sales which may adversely affect the liquidity of our common stock. The average daily trading volume of our common stock from January 1, 2008 to December 8, 2008 (the trading day prior to the announcement of the Transaction by the Company) was approximately 10,990 shares per day. During that period, there were 15 trading days on which our common stock did not trade at all.

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Cost Savings. Our direct, out-of-pocket costs resulting from our reporting and other obligations under the Exchange Act, the Sarbanes-Oxley Act, and the Nasdaq Capital Market rules were approximately $967,000 in fiscal 2007 and we expect these costs to be approximately $941,000 in fiscal 2008 and approximately $997,000 in fiscal 2009. As we noted above, we ultimately expect to realize recurring annual cost savings of approximately $766,000 as a result of the Transaction. Our Continuing Stockholders, including our affiliated stockholders, will be the beneficiaries of these savings. See “Special Factors—Purpose and Reasons for the Transaction.”

•	Outstanding Stock Options. The Transaction will have no effect on outstanding options to purchase shares of our common stock.

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Reduction in Publicly Available Information. If we complete the Transaction as described in this proxy statement, our common stock will no longer be registered under the Exchange Act and we will no longer be a reporting company under the Exchange Act. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements. Persons that remain stockholders after the Transaction is effected will, therefore, have access to less information about the Company and our business, operations, and financial performance.

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Possible Decline in the Value of Our Common Stock. Because of the possible limited liquidity for our common stock, the termination of our obligation to publicly disclose financial and other information following the Transaction, and the deregistration of our common stock under the Exchange Act, Continuing Stockholders may experience a significant decrease in the value of their common stock.

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Aggregate Stockholders’ Equity. Our aggregate stockholders’ equity will decrease from approximately $9,038,000 as of September 28, 2008 to approximately $8,883,000 on a pro forma basis (after giving effect to payment of Transaction Costs in the amount of $425,000).

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Book Value Per Share. Our book value per share of our common stock will decrease from $1.03 as of September 28, 2008 to approximately $0.98 per share of common stock on a pro forma basis (after giving effect to payment of Transaction Costs in the amount of $425,000).

Effect on Affiliated Stockholders. As of November 28, 2008, 1,020,587 shares, or approximately 11.6%, of the issued and outstanding shares of our common stock, were held by officers and directors. Each of our officers and directors has indicated that he intends to vote “FOR” the Transaction, as have the 10% or greater shareholders.

Upon the effectiveness of the Transaction, the aggregate number of shares of our common stock owned by our officers and directors will remain the same. The ownership percentage of the shares of our common stock held by our officers and directors will increase nominally as a result of the reduction of the number of shares of our common stock outstanding by up to 15,221 shares. The increase in the ownership percentage of our shares of common stock held by our officers and directors and the reduction in the number of shares outstanding following the completion of the Transaction is based on record holder information that we received as of November 28, 2008 from our transfer agent, Securities Transfer Corporation, and a share range analysis we received from Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., reflecting the distribution of the accounts of our stockholders who hold shares in “street name” according to predefined ranges based on share amount. The share range analysis from Broadridge Corporate Issuer Services reflects the share ranges of 3,297,576 shares, or approximately 60.2%, of the 5,480,158 outstanding shares of our common stock held in street name as of November 28, 2008. We have assumed for purposes of determining ownership percentages and the reduction in the number of shares outstanding following the Transaction, 0.5% of the 2,182,582 unaccounted for street name shares will be cashed out in the Transaction at the same rate as the other shares. However, the ownership percentage and the reduction in the number of shares outstanding following the Transaction may increase or decrease depending on purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction, and the number of street name shares that are actually cashed out in the Transaction. The ownership percentage of our shares of common stock held by our officers and directors and the ownership percentage of the Continuing Stockholders will proportionally increase or decrease as a result of such purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction, and depending on the number of street name shares that are actually cashed out in the Transaction.

In addition, our directors and executive officers may have interests in the Transaction that are different from your interests as a stockholder, and have relationships that may present conflicts of interest; including holding options to purchase shares of our common stock that will remain outstanding following the Transaction and will not be affected by the Transaction.

See “Special Factors—Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons.”

Our direct, out-of-pocket costs resulting from our reporting and other obligations under the Exchange Act, the Sarbanes-Oxley Act, and the Nasdaq Capital Market rules were approximately $967,000 in fiscal 2007 and we expect these costs to be approximately $941,000 in fiscal 2008 and approximately $997,000 in fiscal 2009. As we noted above, we ultimately expect to realize recurring annual cost savings of approximately $766,000 as a result of the Transaction. Our Continuing Stockholders, including our affiliated stockholders, will be the beneficiaries of these savings. See “Special Factors—Purpose and Reasons for the Transaction.”

Examples. The effect of the Transaction on both Cashed Out Stockholders and Continuing Stockholders may be illustrated, in part, by the following examples:

Hypothetical Scenario	Result
Mr. Smith is a registered stockholder who holds 25 shares of our common stock of record in his name at the effective time of the Transaction. Mr. Smith holds no other shares.	Mr. Smith will receive cash in the amount of $37.50, without interest, for the 25 shares of common stock held prior to the Reverse Stock Split.

Ms. Jones holds 30 shares of our common stock in a brokerage account at the effective time of the Transaction. Ms. Jones holds no other shares.	We intend to treat stockholders holding common stock in street name in the same manner as stockholders whose shares are registered in their own names, and will ask banks, brokers and nominees holding these shares to effect the Transaction for their beneficial holders. Assuming that they do so, Ms. Jones will receive cash in the amount of $45.00, without interest, for the 30 shares of common stock held prior to the Reverse Stock Split. If the bank, broker or nominee holding Ms. Jones’ shares have different procedures, or do not provide us with sufficient information on Ms. Jones’ holdings, then Ms. Jones may or may not receive cash for her shares depending on the number of shares held by the bank, broker or other nominee, which is the actual record holder of her shares.

Mr. Williams holds 25 shares of our common stock of record in his name and 30 shares in a brokerage account at the effective time of the Transaction. Mr. Williams holds no other shares.	Each of Mr. Williams’ holdings will be treated separately. Accordingly, assuming the brokerage firm with whom Mr. Williams holds his shares in street name effects the Transaction for its beneficial holders, Mr. Williams will receive cash in the amount of $82.50, without interest, for the 55 shares of common stock held prior to the Reverse Stock Split.

Ms. Washington holds 100 shares of our common stock in her name and 100 shares in a brokerage account at the effective time of the Transaction.	Ms. Washington will continue to hold 100 shares of common stock in her own name and 100 shares in a brokerage account after the Transaction.

Mr. Adams holds 25 shares of common stock in one brokerage account and 25 shares in another brokerage account at the effective time of the Transaction.	Each of Mr. Adams’ holdings will be treated separately. Assuming each of the brokerage firms with whom Mr. Adams holds his shares in street name effect the Transaction for their beneficial holders, Mr. Adams will receive cash in the amount of $75.00, without interest, for the 50 shares of common stock held prior to the reverse stock split.

Ms. Wilson holds 25 shares in one record holder account and 25 shares in another identical record holder account at the effective time of the Transaction.	Ms. Wilson will continue to hold 50 shares of common stock after the reverse stock split.

Mr. Jefferson and Ms. Jefferson each hold 100 shares in separate, individual record holder accounts, but also hold 25 sharers of common stock jointly in another record holder account.	Shares held in joint accounts will not be added to shares held individually in determining whether a stockholder will be a Cashed Out Stockholder or a Continuing Stockholder. Accordingly, Mr. Jefferson and Ms. Jefferson will each continue to own 100 shares of common stock after the Transaction in their separate accounts, but will receive $37.50, without interest, for the shares held in their joint account.

Nasdaq Capital Market Listing; Pink Sheets Listing

Our common stock is currently listed on the Nasdaq Capital Market. To obtain the cost savings we anticipate by no longer preparing and filing annual, periodic and current reports with the SEC, our common stock will need to be delisted from the Nasdaq Capital Market.

Following the Transaction, our shares may still be quoted in the “Pink Sheets” at www.pinksheets.com, an electronic interdealer quotation service. The Pink Sheets are not a stock exchange and we do not have the ability to list on, or control whether our shares are quoted on Pink Sheets. The price may be more or less than the current price on the Nasdaq Capital Market. In addition, the spread between the bid and asked prices of our common stock may be wider than on the Nasdaq Capital Market and the liquidity of our shares may be lower. There is no assurance, however, that there will be any Pink Sheets quotations after the Transaction or that, if such quotations begin, they will continue for any length of time.

Fairness of the Transaction

The Special Committee and the Board of Directors fully considered and reviewed the terms, purpose, alternatives and effects of the proposed Transaction, and each has unanimously determined that the Transaction is procedurally and substantively fair to all stockholders of the Company, including the unaffiliated stockholders who will receive cash consideration in the Transaction and unaffiliated stockholders who will continue as owners of the Company. The Board of Directors has unanimously approved the Transaction and recommends that stockholders vote “FOR” approval of the Transaction.

Substantive Fairness. The Special Committee and the Board of Directors considered, among other things, the factors listed below, as well as the alternatives to the Transaction as noted above in “Special Factors—Alternatives to the Transaction” in reaching their conclusions as to the substantive fairness of the Transaction to our stockholders, including both unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders. The Special Committee and the Board of Directors did not assign specific weight to any factors they considered, nor did they apply them in a formulaic fashion, although they particularly noted the opportunity in the Transaction for stockholders to sell their holdings at a premium, as well as the significant cost and time savings for the Company resulting from the Transaction which will benefit Continuing Stockholders. The discussion below is not meant to be exhaustive, but we believe includes all material factors considered by the Special Committee and the Board of Directors in their determinations.

Future Cost and Time Savings. The direct, out-of-pocket costs resulting from our reporting and other obligations under the Exchange Act, the Sarbanes-Oxley Act, and the Nasdaq Capital Market rules were approximately $967,000 in fiscal 2007 and we expect these costs to be approximately $941,000 in fiscal 2008 and approximately $997,000 in fiscal 2009. By eliminating these direct and indirect costs, the Company ultimately expects to realize recurring annual cost savings of approximately $766,000. In addition, the Special Committee and the Board of Directors noted that the Company would eliminate the time and effort currently spent by the Company’s management to prepare and review the reports it files with the SEC under the Exchange Act and the Sarbanes-Oxley Act, and after the Transaction, management and our other employees will be able to reallocate this time and effort to other areas of our businesses and operations.

Opportunity to Liquidate Shares of Common Stock. The Special Committee and Board of Directors considered the opportunity the Transaction presents for stockholders owning fewer than 35 shares to liquidate their holdings at a premium over the closing price per share of our common stock at the time of the approval of the Transaction, without incurring brokerage costs.

Limited Liquidity for the Company’s Common Stock. The Special Committee and the Board of Directors noted that the trading volume in our common stock has been, and continues to be, relatively limited. The average daily trading volume of the stock from January 1, 2008 to December 8, 2008 (the trading day just prior to the announcement of the approval of the Transaction by the Special Committee and the Board of Directors) was approximately 10,990 shares per day. During that period, however, there were 15 trading days on which our common stock did not trade at all. Accordingly, the Transaction provides a large number of our record holders and beneficial holders with the opportunity to obtain cash for their shares in a relatively limited trading market and at a premium over the closing price of our common stock at the time of our announcement of the Transaction.

Historical Prices. The Special Committee and the Board of Directors considered both the historical market prices and recent trading activity and current market prices of our common stock. Between January 1, 2008 and December 8, 2008, the day before the public announcement of the proposed transaction, our share price has ranged from $0.61 to $4.55 The $1.50 cash out price represents an approximately 100% premium over the $0.75 closing sales price of common stock on December 8, 2008 and an approximately [    ]% premium over the $[            ] closing sales price of common stock on the Record Date.

Opinion of the Financial Advisor. The Special Committee and the Board of Directors considered a valuation report dated December 8, 2008 and opinion rendered by Morgan Joseph to the Special Committee to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the $1.50 per share in cash to be paid is fair, from a financial point of view to unaffiliated stockholders. For more information about the opinion, you should read the discussion below under “Special Factors—Fairness Opinion of Financial Advisor” and a copy of the opinion of Morgan Joseph attached as Annex B to this proxy statement. Each of the valuation report and the opinion of Morgan Joseph is available for inspection and copying at our principal executive offices, 6300 Canoga Avenue, Suite 1700, Woodland Hills, California 91367.

Going Concern Value. In determining the cash amount to be paid to Cashed Out Stockholders in the Transaction, the Special Committee and the Board of Directors considered the valuations of the Company’s common stock on a going concern basis as presented in Morgan Joseph’s valuation report. The guideline public company method, comparable transactions method and discounted cash flow method used by Morgan Joseph to assess the fairness of the $1.50 per share to be paid to Cashed Out Stockholders and to our unaffiliated Continuing Stockholders, each as described in more detail below under “Special Factors—Fairness Opinion of Financial Advisor,” were performed by Morgan Joseph on a going concern basis. The Special Committee and the Board have relied upon Morgan Joseph’s going concern analyses and Morgan Joseph’s written fairness opinion to the effect that the $1.50 per share in cash to be paid is fair, from a financial point of view to unaffiliated stockholders.

Net Book Value and Liquidation Value. While Morgan Joseph reviewed the net book value of our shares of common stock, none of Morgan Joseph, the Special Committee or the Board viewed it as being relevant for the fair value to be paid to Cashed Out Stockholders. Net book value is based on the historical cost of our assets. The value of items, such as our positive business reputation and goodwill, particularly since we will continue as a going concern, are not included in a determination of net book value. Nevertheless, our stockholders’ equity (net book value) per share on September 28, 2008 was $1.03 and the cash out price of $1.50 represents a $0.47, or 46%, premium to net book value. In addition, while Morgan Joseph considered a liquidation analysis, it determined that it also had no relevance in light of the fact that we will remain as a continuing business and the Transaction will not result in a change of control of the Company.

No Firm Offers. The Special Committee and the Board of Directors is not aware of any firm offers during the past two years by any unaffiliated person for the merger or consolidation of the Company, the sale or other transfer or all or any substantial part of the assets of the Company, or a purchase of our shares of common stock or other securities that would enable the holder to exercise control of the Company.

Disadvantages of the Transaction. The Special Committee and the Board of Directors also considered the disadvantages of the Transaction, including that:

•

No Participation in Future Growth by Cashed Out Stockholders. Cashed Out Stockholders will no longer have any ownership interest in the Company and will no longer participate in our future earnings and growth.

•

Possible Reduction in Information about the Company. After completion of the Transaction, we will cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements. As a result Continuing Stockholders will have access to less information about the Company and our business, operations, and financial performance.

•	Limited Liquidity. After the Transaction, we will no longer be listed on the Nasdaq Capital Market and our common stock will, instead, be listed on the pink sheets. In addition, because of the possible limited liquidity for our common stock, the termination of our obligation to publicly disclose financial and other information following the Transaction, and the deregistration of our common stock under the Exchange Act, Continuing Stockholders may potentially experience a significant decrease in the value of their common stock.

•

Limited Oversight. After completion of the Transaction, we will no longer be subject to the provisions of the Sarbanes-Oxley Act, the liability provisions of the Exchange Act or the oversight of the Nasdaq Capital Market.

•

Reporting Obligations of Certain Insiders. Our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC. In addition, our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act, and persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act.

•

Reduced Cash Balance. We estimate that the cost of payment to Cashed Out Stockholders, professional fees and other expenses will total approximately $425,000. The consideration to be paid to the Cashed Out Stockholders and the costs of the Transaction will be paid from funds on hand. As a result, immediately after the Transaction, we will have less cash on hand than we would have had if the Transaction did not occur.

•

Filing Requirements Reinstituted. The filing of the Form 15 will result in the suspension and not the termination of our filing obligations under the Exchange Act. This suspension remains in effect so long as we have fewer than 300 stockholders of record. Thus, subsequent to the time the Form 15 becomes effective, if on the first day of any fiscal year we have more than 300 stockholders, then we must resume reporting pursuant to Section 15(d) of the Exchange Act.

•	Board Composition. After the completion of the Transaction we may reduce the number of persons serving on our board of directors and we may no longer have independent directors.

•	No Appraisal Rights. Under Delaware law, our certificate of incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who dissent from the Transaction.

•

Approval of the Transaction. As of November 28, 2008, approximately 10.1% of our shares of common stock eligible to vote with respect to the Transaction were held by directors and executive officers and approximately 33.3% of the eligible votes, including shares of common stock underlying our Series C Convertible Preferred Stock, were held by 10% shareholders. As noted above, our directors and executive officers have indicated that they intend to vote their shares of our common stock (1,020,587 shares, or approximately 10.1% of the shares eligible to vote) “FOR” the Transaction, as have the shareholders who hold more than 10% of the shares.

See “Special Factors—Effects of the Transaction”.

Procedural Fairness. No unaffiliated representative acting solely on behalf of our unaffiliated stockholders for the purpose of negotiating the terms of the Transaction or preparing a report covering the fairness of the Transaction was retained by the Company, nor were special provisions made to grant unaffiliated stockholders access to our corporate files or to obtain counsel or appraisal services. The Board of Directors established the Special Committee to consider possible alternatives to the Transaction, the related advantages and disadvantages to the Company and its stockholders of each of those alternatives, the fairness of the price to be paid to Cashed Out Stockholders, and to make a recommendation to the full Board of Directors concerning the advisability of the alternatives considered. The Board of Directors believes that the Special Committee, whose members are each independent within the meaning of Rule 4200 of the Nasdaq Marketplace Rules and Section 10A-3(b) of the Exchange Act, was sufficient to protect the interests of unaffiliated stockholders. In addition, the Special Committee and the Board of Directors took note of the fact that the interests of unaffiliated stockholders inherently varied depending upon whether any particular unaffiliated stockholder held 35 shares or more or held fewer than 35 shares. The Special Committee and the Board of Directors each believe that the separate representatives and advisors for each of these classes would have provided no measurable additional protection to unaffiliated stockholders.

The Special Committee and the Board of Directors also noted that this proxy statement, along with our other filings with the SEC, provide a great deal of information for unaffiliated stockholders to make an informed decision as to the Transaction, and that no special provision for the review of our files was necessary. The Special Committee and the Board of Directors noted, though, that subject to certain conditions, Delaware law already provides stockholders with the right to review our books and records.

The Special Committee and the Board of Directors determined not to condition the approval of the Transaction on approval by a majority of unaffiliated shareholders. The Special Committee and the Board of Directors noted that affiliated and unaffiliated stockholders will be treated equally in the Transaction. If separate approval of unaffiliated stockholders were required, our affiliated stockholders would receive lesser voting rights than unaffiliated stockholders solely on the basis of their affiliate status even though they will receive no additional benefits or different treatment in the Transaction, and that any such requirement would prevent a majority of the outstanding shares of our common stock from participating in the consideration of the proposed Transaction. Executive officers and directors presently own shares representing approximately 10.1% of the issued and outstanding shares eligible to vote on the Transaction (please see “Special Factors – Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons”). Furthermore, a vote of the majority of unaffiliated stockholders is not required under Delaware law. Finally, stockholders can increase, divide, or otherwise adjust their existing holdings at any time prior to the effective date of the Transaction, so as to retain some or all of their shares of common stock, or to receive cash for some or all of their shares, as they see fit.

The Special Committee and the Board of Directors also noted that there will be no material change in the percentage ownership of the executive officers and directors as a group. Based on information provided by our transfer agent as of November 28, 2008 as to our record holders, and Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., reflecting the distribution of the accounts of our stockholders who hold shares in “street name” according to predefined ranges based on share amount, up to 15,221 shares out of 8,807,730 issued and outstanding shares of our common stock (consisting of an estimated 2,862 shares owned by record holders and up to an estimated 12,359 owned by holders of shares in street name) will be eliminated as a result of the Transaction. The Special Committee also noted that on the Record Date the executive officers and directors as a group held 1,020,587 shares, or approximately 10.1%, of the issued and outstanding shares of our eligible voting stock, and that after the Transaction, we expect those shares will represent approximately the same percentage of our issued and outstanding voting shares, subject to change based on the actual number of shares that would be purchased in the Transaction.

Recommendation of the Special Committee. Based on the foregoing analyses, including a consideration of the disadvantages of the Transaction, the Special Committee believed that the Transaction is procedurally and substantively fair to all stockholders, including the unaffiliated stockholders, regardless of whether a stockholder receives cash or continues to be a stockholder following the Transaction, and believes the $1.50 cash amount to be fair consideration for those stockholders holding less than 35 shares. As a result, the Special Committee unanimously recommended the Transaction to the full Board of Directors.

Recommendation of the Board of Directors. At a meeting held on December 8, 2008, the Board of Directors unanimously determined that the Transaction is fair to, and in the best interests of, the Company and its stockholders, including all unaffiliated stockholders, unanimously approved the Transaction and recommends that you vote “FOR” approval. In reaching its determination and recommendation, the Board of Directors considered and specifically adopted the recommendations of the Special Committee and the factors that the Special Committee took into account in making its recommendations to the full Board of Directors.

Fairness Opinion of Financial Advisor

The Company engaged Morgan Joseph on August 25, 2008 to advise it in connection with its review of strategic and financial alternatives. On December 1, 2008, the Special Committee and the Board of Directors amended Morgan Joseph’s engagement to consider the fairness, from a financial point of view, of the cash consideration be paid to Cashed Out Stockholders. At a meeting of the Special Committee held on December 8, 2008, Morgan Joseph delivered its oral opinion to the Special Committee that, as of December 8, 2008, the cash consideration to be paid to those stockholders receiving the cash consideration was fair, from a financial point of view, to the unaffiliated stockholders. Pursuant to the Special Committee’s request, Morgan Joseph confirmed its oral fairness opinion with a written fairness opinion dated December 8, 2008 to the effect that, as of such date and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the transaction consideration was fair, from a financial point of view, to the unaffiliated Cashed Out Stockholders and to unaffiliated Continuing Stockholders. This fairness opinion is attached to this proxy statement as Annex B. You are urged to read the Morgan Joseph opinion carefully and in its entirety for a description of the procedures followed, assumptions made, and matters considered by Morgan Joseph, as well as the qualifications and limitations on the Morgan Joseph opinion and the review undertaken by Morgan Joseph in rendering the Morgan Joseph opinion.

Management selected Morgan Joseph, with the Board of Directors’ approval, to render an opinion regarding fairness, from a financial point of view, because of Morgan Joseph’s existing engagement with the Company, its familiarity with the Company’s current operations and prospects and because Morgan Joseph regularly engages in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities, and private placements.

The Morgan Joseph opinion was directed to the Special Committee and addressed the fairness, from a financial point of view, to the shareholders other than the affiliated shareholders, of the transaction consideration. The Morgan Joseph opinion did not address the merits underlying our business decision to enter into the Transaction and did not constitute a recommendation to us, the Special Committee, the Board of Directors, our stockholders, or any other person as to how such person should vote or as to any other specific action that should be taken in connection with the Transaction.

In conducting its analysis and arriving at its opinion, Morgan Joseph reviewed and analyzed, among other things, the following:

i.	The December 8, 2008 draft of the proxy statement ,which the Company represented was, with respect to all material terms and conditions thereof, substantially in the form of the proxy statement to be filed with the SEC promptly after the receipt of Morgan Joseph’s opinion;

ii.	The Company’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) with respect to its fiscal year ended December 30, 2007, the Company’s quarterly reports on Form 10-Q filed with the SEC with respect to its fiscal quarters ended March 30, 2008, June 29, 2008 and September 28, 2008, respectively;

iii.	Certain other publicly available business and financial information concerning the Company, and the industry in which it operates, which Morgan Joseph believes to be relevant;

iv.	Certain internal information and other data relating to the Company, and its respective business and prospects, including budgets, forecasts, projections and certain presentations prepared by the Company, which were prepared and provided to Morgan Joseph by the Company’s senior management;

v.	The reported sales prices and trading activity of the Common Stock;

vi.	Certain publicly available information concerning certain other public companies which Morgan Joseph believes to be relevant and the trading markets for certain of such other companies’ securities; and

vii.	The financial terms of certain unrelated transactions which Morgan Joseph believes to be relevant.

Morgan Joseph also met with and held discussions with certain of our officers and employees to discuss our business, operations, assets, financial condition and prospects, as well as the Transaction, and Morgan Joseph undertook such other studies, analyses and investigations as it deemed appropriate.

In performing its analyses, Morgan Joseph made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control and the control of Morgan Joseph. Any estimates contained in the analyses performed by Morgan Joseph are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by those analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which those businesses or securities might actually be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty.

Morgan Joseph, with our permission, assumed and relied upon the accuracy and completeness of all financial and other information and data provided to or otherwise reviewed by or discussed with it, and upon the assurances of our senior management that all information relevant to its opinion had been disclosed and made available to it. Morgan Joseph further relied on the assurances of our senior management that they were not aware of any facts that would make such information inaccurate or misleading. Morgan Joseph neither attempted independently to verify any such information or data, nor did Morgan Joseph assume any responsibility to do so. Morgan Joseph also assumed, with our permission, that our forecasts and projections, which were provided to or reviewed by Morgan Joseph, had been reasonably prepared in good faith based on the then best current estimates, information and judgment of our senior management as to our future financial condition, cash flows and results of operations. In that regard, Morgan Joseph assumed, with our permission, that (i) such forecasts and projections would be achieved in the amounts and at the times contemplated thereby and (ii) all of our material assets and liabilities (contingent or otherwise) were as set forth in our financial statements or other information made available to Morgan Joseph. Morgan Joseph expressed no opinion with respect to such forecasts and projections or the estimates and judgments on which they were based. Morgan Joseph made no independent investigation of any legal, accounting or tax matters affecting us and Morgan Joseph assumed the correctness of all legal, accounting and tax advice given to us and the Board of Directors. Morgan Joseph further assumed that the Transaction would be consummated on the terms described in the draft proxy statement, without any waiver, delay, amendment or modification of any material terms or conditions. Morgan Joseph did not conduct a physical inspection of any of our properties and facilities, nor did it make or obtain any independent evaluation or appraisal of such properties and facilities. Although Morgan Joseph took into account its assessment of general economic, market and financial conditions and its experience in transactions that, in whole or in part, it deemed to be relevant for purposes of its analyses, as well as its experience in securities valuation in general, the Morgan Joseph opinion was necessarily based upon economic, financial, political, regulatory and other conditions as they existed and could be evaluated on the date of the Morgan Joseph opinion and Morgan Joseph assumed no responsibility to update or revise its opinion based upon events or circumstances occurring after the date of the Morgan Joseph opinion. Morgan Joseph expressed no opinion whether any alternative transaction might result in terms and conditions more favorable to us or our stockholders, than those contemplated by the Transaction.

Set forth below is a summary of the material financial analyses presented by Morgan Joseph to the Special Committee in connection with rendering its opinion. The summary set forth below does not purport to be a complete description of the analyses performed by Morgan Joseph in this regard. Certain of the summaries of financial analyses include information set forth in tabular format. In order to fully understand the financial analyses used by Morgan Joseph, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The preparation of opinions regarding fairness, from a financial point of view, involve various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances, and, therefore, such opinions are not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate analyses summarized below, Morgan Joseph believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all of its analyses and factors, or attempting to ascribe relative weights to some or all of its analyses and factors, could create an incomplete view of the evaluation process underlying the Morgan Joseph opinion.

No company or transaction used in the analyses described below is identical to us or the Transaction. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the Transaction or the public trading or other values of us or companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using selected acquisition or company data. In addition, in performing such analyses, Morgan Joseph relied on projections prepared by several publicly available sources, any of which may or may not prove to be accurate.

The following is a summary of the material analyses performed by Morgan Joseph in connection with the Morgan Joseph opinion:

Analysis of Premiums Paid. Using publicly-available information, Morgan Joseph reviewed the premium or discount to the market price of the cash consideration with those observed in recent transactions involving companies deemed comparable to the Company. Morgan Joseph reviewed 32 transactions involving change of control announced between December 1, 2007 and December 1, 2008 involving publicly-traded companies with transaction values between $10 million and $100 million. The table below provides a summary of the median premiums observed in these transactions relative to the target company’s stock price one day, one week and one month prior to announcement of the transaction assuming the transaction was announced on December 8, 2008, the date of Morgan Joseph’s presentation to the Committee.

	Premium Paid to Target Stock Price
	1 Day Prior	1 Week Prior	1 Month Prior
Median for Selected Transactions	41.4%	39.4%	30.8%
Implied in The Transaction	130.8%	37.6%	56.3%

Pro Forma Impact to Us. Using our publicly-available financial results for the periods ended December 30, 2007 and September 28, 2008, Morgan Joseph analyzed the pro forma impact of the Transaction to our balance sheet and reported results of operations for fiscal 2007 and the nine months ending September 28, 2008. Morgan Joseph utilized assumptions for transaction costs, taxes and other assumptions for the Transaction as provided by our management. Morgan Joseph noted that the Transaction decreased our Total Shareholders’ Equity from approximately $9.0 million to approximately $8.6 million on a pro forma basis, which decreases Total Shareholders’ Equity per share from $1.03 to $0.98 on a pro forma basis. In addition, Morgan Joseph noted that our cash balances decreased as a result of the Transaction from $2.8 million to $2.4 million on a pro forma basis. Morgan Joseph also noted that, giving effect to the Transaction, excluding the one-time expenses related to the Transaction, our pro forma loss per share would decrease from ($0.18) to ($0.10) for the fiscal year ended December 30, 2007 and from ($1.39) to ($1.27) for the nine months ended September 28, 2008, excluding one time costs of the Transaction.

Selected Publicly Traded Companies Analysis. Using publicly available information, Morgan Joseph reviewed the stock prices as of December 5, 2008 and selected market trading multiples of the following companies engaged in the casual and fine dining sectors of the restaurant industry that it deemed relevant to this analysis:

•	PF Chang’s China Bistro Inc.;

•	The Cheesecake Factory Incorporated;

•	Texas Roadhouse Inc.;

•	BJ’s Restaurants Inc.;

•	California Pizza Kitchen Inc.;

•	McCormick & Schmick’s Seafood Restaurants, Inc.;

•	Morton’s Restaurant Group Inc.;

•	Ruth’s Hospitality Group Inc.;

•	J. Alexander’s Corp.;

•	Kona Grill Inc.;

•	Mexican Restaurants Inc.; and

•	Granite City Food & Brewery Ltd.

Morgan Joseph noted that the comparability of these companies to the Company generally was limited due to the greater size and profitability of the selected companies relative to the Company. Morgan Joseph compared the trading multiples of enterprise value to earnings before interest, taxes depreciation and amortization (“EBITDA”) for the preceding twelve months (“LTM”) period as well as estimated fiscal 2008 and projected fiscal 2009. The table below provides a summary of these comparisons:

	LTM		2008E		2009E
($ in millions, except per share values)	25th Percentile	75th Percentile	25th Percentile	75th Percentile	25th Percentile	75th Percentile
Trading Comparable	2.9x	4.4x	3.7x	5.4x	3.8x	5.4x
Grill Concepts EBITDA	$1.3	$1.3	$1.4	$1.4	$2.9	$2.9

Implied Enterprise Value	$3.8	$5.8	$5.1	$7.4	$10.9	$15.3

Implied Equity Value per Share	No Value	No Value	No Value	No Value	$0.19	$0.69

Selected Precedent Transactions Analysis. Using publicly available information, Morgan Joseph reviewed the purchase prices and multiples paid in the following selected mergers and acquisitions involving publicly-traded target companies engaged in the casual or fine dining sectors of the restaurant industry that were announced since December 1, 2005 that, in Morgan Joseph’s opinion, may be considered similar to the Transaction because of their similar size, industry or transaction structure for purposes of this analysis. The table below lists the transactions analyzed:

Target	Acquiror	Announcement Date
BUCA Inc.	Planet Hollywood International	8/5/2008
Max & Erma’s Restaurants, Inc.	G&R Acquisition, Inc.	4/28/2008
Landry’s Restaurants Inc.	Tilman Fertitta (CEO) and Management	1/27/2008
RARE Hospitality International Inc.	Darden Restaurants, Inc.	8/16/2007
Applebee’s International	IHOP Corp.	7/15/2007
Champps Entertainment Inc.	Fox & Hound Restaurant Group	5/31/2007
Smith & Wollensky Restaurant Group	Patina Group LLC	2/26/2007
Elephant & Castle Group Inc.	Repechage Investments Limited	12/1/2006
OSI Restaurant Partners, Inc.	Bain Capital / Catterton Partners	11/5/2006
Lone Star Steakhouse & Saloon Inc.	Lone Star Funds	8/18/2006
Main Street Restaurant Group Inc.	Briad Main Street, Inc.	5/19/2006
Fox & Hound Restaurant Group, Inc.	Newcastle Partners LP	12/12/2005
Dave & Buster’s Inc.	Wellspring Capital Management LLC	12/8/2005

As in the case of the Selected Precedent Transactions Analysis discussed above, Morgan Joseph noted that the comparability of the Transaction to any of these selected transactions was limited due to the relative size and profitability of the Company to the companies involved in the selected transactions. Additionally, Morgan Joseph noted that the relevance of these historical transactions to current valuation is limited due to the recent and current market conditions. Morgan Joseph compared the observed multiples from the Transaction to the multiples of EBITDA for the LTM period for the selected transactions. The table below summarizes the results of this analysis:

($ in millions, except per share values)	25th Percentile	Median	75th Percentile
Implied Enterprise Value / LTM EBITDA	7.7x	9.5x	11.3x
Grill Concepts LTM EBITDA	$1.3	$1.3	$1.3

Implied Enterprise Value	$10.2	$12.5	$15.0

Implied Equity Value per Share	$0.11	$0.38	$0.65

Discounted Present Value Analysis. Using certain projected financial information supplied by our senior management for fiscal years 2008 through 2013, Morgan Joseph calculated the discounted present value of the Company’s cash flows. Morgan Joseph’s estimate of the appropriate discount rate was based on the estimated cost of capital for us and selected public companies giving consideration to current capital markets conditions. Morgan Joseph noted that the projections assumed that sufficient financing will be available to achieve the new unit development assumptions set forth in the projections. This analysis resulted in a range of equity values per share indicated in the table below:

Discount Rates	Terminal Value Multiples
	5.0x	5.5x	6.0x
16.5%	$1.13	$1.30	$1.47
18.5%	$0.97	$1.12	$1.28
20.5%	$0.82	$0.96	$1.11

Inherent in any discounted present value analysis is the use of a number of assumptions, including the accuracy of projections and the subjective determination of a discount rate to apply to the projected cash flows of the entity under examination. Variations in any of these assumptions or judgments could significantly alter the results of a discounted present value analysis.

Leveraged Transaction Analysis. Using certain projected financial information supplied by our senior management for fiscal years 2008 through 2013, Morgan Joseph estimated the value which could be paid by an investor in a leveraged transaction for the Company. Morgan Joseph’s analysis was based on the assumption that equity investors would require an internal rate of return between 25% and 35% for their investment and that sufficient financing will be available consummate the transaction and achieve the projected financial results. This analysis resulted in a range of equity values per share indicated in the table below:

Targeted IRR to Equity Investor
20.0%	25.0%	30.0%
$1.36	$1.15	$0.98

Inherent in any leveraged transaction analysis is the use of a number of assumptions, including the accuracy of projections and the subjective determination of the returns required by equity investors, amount and cost of debt financing and ultimate valuation multiples upon exit. Variations in any of these assumptions or judgments could significantly alter the results of a leveraged transaction analysis.

Miscellaneous. We and Morgan Joseph entered into a letter agreement dated August 25, 2008 and an amended letter agreement dated December 1, 2008 relating to the services to be provided by Morgan Joseph in connection with the Transaction. We agreed to pay Morgan Joseph a fee of $150,000 upon issuance of its opinion and an additional fee of $100,000 upon consummation of the Transaction. We also agreed to reimburse Morgan Joseph for its reasonable out-of-pocket expenses incurred in connection with its engagement, including certain fees and disbursements of its legal counsel, and to indemnify Morgan Joseph against liabilities relating to or arising out of its engagement, including liabilities under the securities laws. The opinion was approved and issued by Morgan Joseph’s opinion committee. In the ordinary course of its business, Morgan Joseph may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions in equity and other securities and financial instruments (including loans and other obligations) of, or investments in, us. Other than with respect to this Transaction and the advisory services pursuant to the letter agreement dated August 25, 2008, Morgan Joseph has not acted as a financial advisor to any party involved in the Transaction within the past three years. In addition, there are no existing material relationships involving the payment or receipt of compensation between Morgan Joseph and any party to the Transaction during the last two years. Morgan Joseph may in the future seek to provide investment banking services to us and receive customary fees for such services.

Prospective Financial Information

Any prospective financial information included or referred to in this proxy statement was, in the view of the Company’s management, prepared on a reasonable basis, reflects the best available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company at the time the forecasts were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and you are cautioned not to place undue reliance on the prospective financial information.

Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained or referred to in this proxy statement, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Conduct of the Company’s Business After the Transaction.

Except as described in this proxy statement, neither the Company nor its management has any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, a sale or transfer of any material amount of its assets, a change in management, a material change in its indebtedness or capitalization, or any other material change in its corporate structure or business. However, the Company has retained Morgan Joseph to evaluate, analyze and provide recommendations to the Board regarding strategic alternatives. In that regard, we expect to conduct our business and operations after the effective date of the Transaction in substantially the same manner as currently conducted and, except as described in this proxy statement with respect to: (1) the use of funds to finance the Transaction and related costs and (2) our plans to deregister our common stock under the Exchange Act and delist it from the Nasdaq Capital Market, the Transaction is not anticipated to have a material effect upon the conduct of our business. We intend, however, to continue to evaluate and review our businesses, properties, management and other personnel, corporate structure, capitalization and other aspects of our operations in the same manner as we historically have from time to time, and to make such changes as we consider appropriate. We also intend to continue to explore acquisitions and other business opportunities to expand or strengthen our businesses, as we have done in the past. In that regard, we may review proposals or may propose the acquisition or disposition of assets or other changes in our business, corporate structure, capitalization, management or other changes which we then consider to be in our best interests and in the best interests of Continuing Stockholders.

In addition, we may reduce the size of the Board of Directors from the current number of seven directors, which contributes to the cost savings we expect to receive as a result of the Transaction. See “Special Factors—Purpose of and Reasons for the Transaction.” We have not identified those members of the Board of Directors who will continue after the Transaction and those who may not continue. We expect, however, that Philip Gay, Michael Weinstock and Robert Spivak will continue to serve as directors of the Company after the effective time of the Transaction.

Material Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences to the Company and its stockholders resulting from the Transaction. This summary addresses only those stockholders who have held their shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances. Many types of stockholders (such as financial institutions, tax-exempt organizations (including private foundations), insurance companies, dealers in securities, foreign investors, and partnerships and their partners), holders that received their shares pursuant to the exercise of employee stock options or otherwise as compensation, and investors that hold the shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, may be subject to special tax rules. The following summary is based upon United States federal income tax law, as currently in effect, which is subject to differing interpretations or change, possibly on a retroactive basis, and does not address any state, local, foreign, or other tax considerations. No assurance can be given that possible changes in such United States federal income tax laws or interpretations will not adversely affect this summary. This summary is not binding on the Internal Revenue Service.

This summary assumes that you are one of the following:

•	a citizen or resident of the United States;

•	a corporation or an entity taxable as a corporation created or organized under U.S. law (federal or state);

•	an estate the income of which is subject to federal income taxation regardless of its sources;

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or

•	any other person whose worldwide income and gain is otherwise subject to United States federal income taxation on a net basis.

NO RULING FROM THE INTERNAL REVENUE SERVICE OR OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS IN CONNECTION WITH THE TRANSACTION. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

Tax Consequences to the Company. We believe that the Transaction will be treated as a tax-free “recapitalization” for federal income tax purposes. This will result in no material federal income tax consequences to the Company.

Federal Income Tax Consequences to Stockholders Who Do Not Receive Cash in the Transaction. If you receive no cash as a result of the Transaction, but continue to hold our shares of Common Stock immediately after the Transaction, you will not recognize any gain or loss for United States federal income tax purposes. The aggregate adjusted tax basis of the shares you hold immediately after the Transaction will equal the aggregate adjusted tax basis of the shares you held immediately prior to the Transaction, and the holding period in those shares will be the same as immediately prior to the Transaction.

Federal Income Tax Consequences to Stockholders Who Receive Cash in the Transaction and Who Will Own, or Will Be Considered under the Internal Revenue Code to Own, Shares of Common Stock After the Transaction. In some instances you may be entitled to receive cash in the Transaction for shares of our common stock you hold in one capacity, but continue to hold shares in another capacity. For example, you may own fewer than 35 shares in your own name (for which you will receive cash) and own 35 or more shares that are held in your brokerage account in street name. Alternatively, for federal income tax purposes you may be deemed to own shares held by others. For instance, if you own fewer than 35 shares in your own name (for which you will receive cash) and your spouse owns 35 or more shares (which will continue to be held following the completion of the Transaction), the shares owned by your spouse will be attributable to you. Furthermore, in determining whether you are considered to continue to hold shares of our common stock, for federal income tax purposes, immediately after the Transaction, you will be treated as owning shares actually or constructively owned by certain family members and entities in which you have an interest (such as trusts and estates of which you are beneficiary and corporations and partnerships of which you are an owner, and shares you have an option to acquire). Accordingly, in some instances the shares of common stock you own in another capacity, or which are attributed to you, may remain outstanding.

If you receive cash for a fractional share as a result of the Transaction, but are treated as continuing to own shares of common stock through attribution as described above, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of common stock and your aggregate adjusted tax basis in those shares, provided that the receipt of cash either is “not essentially equivalent to a dividend,” or constitutes a “substantially disproportionate redemption of stock,” as described below.

Not Essentially Equivalent to a Dividend. The receipt of cash is “not essentially equivalent to a dividend” if the reduction in your proportionate interest in us resulting from the Transaction (taking into account for this purpose shares of common stock which you are considered to own under the attribution rules described above) is considered a “meaningful reduction” given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test.

Substantially Disproportionate Redemption of Stock. The receipt of cash in the Transaction will be a “substantially disproportionate redemption of stock” if (a) you own less than 50% of the total combined voting power of all classes of stock entitled to vote, and (b) the percentage of our voting stock owned by you (and by those other stockholders whose shares of common stock you are considered to own under the attribution rules described above) immediately after the Transaction is less than 80% of the percentage of shares of voting stock owned by you immediately before the Transaction.

If the receipt of cash in exchange for shares of common stock is not treated as capital gain or loss under either of the tests, it will be treated first as ordinary dividend income to the extent of the your ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the your aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

Capital gain or loss recognized will be long-term if your holding period with respect to the common stock surrendered is more than one year at the time of the Transaction. The deductibility of capital loss is subject to limitations. If you are an individual, long-term capital gain and dividend income should generally be subject to United Stated federal income tax at a maximum rate of 15%. In general, dividends are taxed at ordinary income rates. However, you may qualify for a 15% federal income tax rate on any cash received in the Transaction that is treated as a dividend as described above, if (i) you are an individual or other non-corporate stockholder; (ii) you have held the common stock with respect to which the dividend was received for more that 60 days during the 120-day period beginning 60 days before the ex-dividend date, as determined under the Internal Revenue Code; and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You should consult with your tax advisor regarding your eligibility for such lower tax rates on dividend income.

If you, or a person or entity whose ownership of shares would be attributed to you, will continue to hold common stock immediately after the Transaction, you are urged to consult with your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Transaction, in light of your specific circumstances.

Federal Income Tax Consequences to Stockholders Who Receive Cash in the Transaction and Who Will Not Own, or Will Not Be Considered under the Internal Revenue Code to Own, Shares of Common Stock After the Transaction. If you receive cash as a result of the Transaction and you do not own, and are not considered to own, shares of our common stock immediately after the Transaction, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of common stock and your aggregate adjusted tax basis in those shares.

Backup Withholding. If you are to receive cash as a result of the Transaction, you will be required to provide your social security or other taxpayer identification number (or, in some instances, additional information) in connection with the Transaction to avoid backup withholding requirements that might otherwise apply. The letter of transmittal and other documentation we will send to you after the Transaction will require you to deliver such information when the common stock certificates are surrendered following the effective time of the Transaction. Failure to provide such information may result in backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against your United States federal income tax liability provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by you upon filing an appropriate income tax return on a timely basis.

Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons

Our directors and executive officers may have interests in the Transaction that are different from your interests as a stockholder, and have relationships that may present conflicts of interest. On November 28, 2008, 1,020,587 shares, or approximately 10.1%, of the issued and outstanding shares of our eligible voting stock, were held by our directors and executive officers each of whom has indicated that he intends to vote “FOR” the Transaction, as have the 10% shareholders.

•

Upon the effectiveness of the Transaction, the aggregate number of shares of our common stock owned by our directors and executive officers will remain the same. The ownership percentage of the shares of our voting stock held by our directors and executive officers will not significantly change as a result of the reduction of the number of shares of our common stock outstanding by up to 15,221shares. The increase in the ownership percentage of our shares of voting stock held by our directors and executive officer and the reduction in the number of shares outstanding following the completion of the Transaction is based on record holder information that we received as of November 28, 2008 from our transfer agent, Securities Transfer Corporation, and a share range analysis we received from Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., reflecting the distribution of the accounts of our stockholders who hold shares in “street name” according to predefined ranges based on share amount. The share range analysis from Broadridge Corporate Issuer Services reflects the share ranges of 3,297,576 shares, or approximately 60.2%, of the 5,480,158 outstanding shares of our common stock held in street name as of November 28, 2008. We have assumed for purposes of determining ownership percentages and the reduction in the number of shares outstanding following the Transaction, 0.5% of the 2,182,582 unaccounted for street name shares will be cashed out in the Transaction. However, the ownership percentage and the reduction in the number of shares outstanding following the Transaction may increase or decrease depending on purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction, and the number of street name shares that are actually cashed out in the Transaction. The ownership percentage of our shares of common stock held by our directors and executive officers and the ownership percentage of the Continuing Stockholders will proportionally increase or decrease as a result of such purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction, and depending on the number of street name shares that are actually cashed out in the Transaction.

See “Special Factors—Effects of the Transaction—Effect on Affiliated Stockholders.”

In addition, our other directors and executive officers may have interests in the Transaction that are different from your interests as a stockholder, and have relationships that may present conflicts of interest, including the following:

•

Each member of the Board of Directors, and each of our executive officers, holds options to purchase shares of our common stock. The Transaction will not affect these stock options and they will remain outstanding after the Transaction.

Source of Funds and Expenses

Based on information we have received as of November 28, 2008 from our transfer agent, Securities Transfer Corporation, as to holdings of our record holders, and from Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., reflecting the distribution of the accounts of our stockholders who hold shares in street name, as well our estimates of other Transaction expenses, we believe that the total cash requirement of the Transaction to the Company will be approximately $425,000. This amount includes approximately $25,000 needed to cash out fractional shares (although this amount could be larger or smaller depending on, among other things, the number of fractional shares that will be outstanding at the time of the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our stockholders, and the number of street name shares that are actually cashed out in the Transaction), and approximately $400,000 of legal, accounting, and financial advisory fees and other costs to effect the Transaction as follows:

Legal Fees	70,000
Investment Banker/Fairness Opinion	250,000
Accounting Fees	20,000
Transfer Agent Fees	10,000
Printing Costs	20,000
Miscellaneous Other	30,000

Total Expenses	400,000

We expect that the consideration to be paid to the Cashed Out Stockholders and the costs of the Transaction will be paid from cash on hand and from cash generated by operations.

Stockholder Approval

A majority of the outstanding shares of our common stock, including shares of common stock underlying our outstanding Series C Convertible Preferred Stock, will constitute a quorum for the purposes of approving the amendments to our certificate of incorporation to effect the Transaction. Assuming the presence of a quorum, the affirmative vote of the majority of outstanding shares of our common stock entitled to vote at the Special Meeting, including the shares of common stock underlying our Series C Convertible Preferred Stock, is required to approve each of the Reverse Stock Split proposal and the Forward Stock Split proposal. Although stockholders will be voting separately on the Reverse Stock Split and the Forward Stock Split, the Company will not effect either the Reverse Stock Split and the Forward Stock Split unless both proposals are approved by stockholders.

As of November 28, 2008, approximately 10.1% of our shares of common stock eligible to vote with respect to the Transaction were held by directors and executive officers and approximately 33.3% of the eligible votes, including shares of common stock underlying our Series C Convertible Preferred Stock, were held by 10% shareholders. As noted above, our directors and executive officers have indicated that they intend to vote their shares of our common stock (1,020,587 shares, or approximately 10.1% of the shares eligible to vote) “FOR” the Transaction, as have the shareholders who hold more than 10% of the shares.

Effective Date

The Transaction will become effective as of the date that the Company amends its certificate of incorporation through the filing of certificates of amendment to the certificate of incorporation with the State of Delaware to effectuate the Reverse Stock Split and the Forward Stock Split. We intend to effect the Transaction as soon as possible after the Transaction is approved by our stockholders. Our common stock acquired by us in connection with the Transaction either will be held as treasury shares, or restored to the status of authorized but unissued shares. The suspension of our obligation to file periodic reports and other documents under the Exchange Act will become effective after the filing with the SEC of both a notice of removal from listing of our common stock from listing on the Nasdaq Capital Market and termination of registration under Section 12(b) of the Exchange Act on Form 25, and a certification and notice of termination of registration on Form 15. The deregistration of our common stock under Section 12(b) of the Exchange Act will take effect 90 days after the filing of the Form 25 and the deregistration of our common stock under other provisions of the Exchange Act will become effective 90 days after the filing of the Form 15. See “Special Factors—Effects of the Transaction—Termination of Exchange Act Registration and Elimination of SEC Reporting Obligations”.

Termination of Transaction

Although we are requesting your approval of the Transaction, the Special Committee and the Board of Directors has retained authority, in their discretion, to withdraw the Transaction from the agenda of the Special Meeting prior to any vote. In addition, even if the Transaction is approved by stockholders at the Special Meeting, the Special Committee or the Board may determine not to implement the Transaction if subsequently it determines that the Transaction is not in the best interests of the Company and stockholders. If for any reason the Transaction is not approved, or if approved, is not implemented, our common stock will not be deregistered until such time as we otherwise are eligible to do so. Reasons to withdraw the Transaction from the agenda, or to abandon the Transaction, may include, among other things:

•	any change in the nature of the holdings of stockholders which would result in us not being able to reduce the number of our record holders below 300 as a result of the Transaction;

•	any change in the number of record holders that would enable us to deregister our shares of common stock without effecting the Transaction;

•

any change in the number of shares that will be exchanged for cash in connection with the Transaction, including the shares owned by holders in street name, that would increase in any material respect the cost and expense of the Transaction compared to what we presently estimate; and

•	any adverse change in our financial condition that would cause us to believe that the Transaction would no longer be in the best interests of the Company or our stockholders.

If the Special Committee or the Board decides to withdraw the Transaction from the agenda of the Special Meeting, or to abandon the Transaction, the Board will promptly notify stockholders of the decision.

Exchange of Certificates and Payment for Fractional Shares

Our transfer agent, Securities Transfer Corporation, will act as our agent for purposes of exchanging certificates and paying for fractional shares in connection with the Transaction.

No service charge, brokerage commission, or transfer tax will be payable by any holder of any old certificate evidencing shares of our common stock in connection with the issuance of a new certificate in respect thereof, except that if any new certificate is to be issued in a name other than that in which the old certificate (that is surrendered for exchange) is registered, it will be a condition to such issuance that: (i) the person requesting such issuance pay to us any transfer taxes payable by reason of such transfer (or any prior transfer of such surrendered certificate, if any) or establish to our satisfaction that such taxes have been paid or are not payable; and (ii) the surrendered certificate has been properly endorsed and otherwise in proper form for transfer.

If any certificate evidencing shares of our common stock has been lost or destroyed, we may in our sole discretion accept in lieu thereof a duly executed affidavit and indemnity agreement in a form satisfactory to us. The holder of any shares of our common stock evidenced by any certificate that has been lost or destroyed must submit, in addition to the (i) letter of transmittal sent by us, (ii) the above-referenced affidavit, (iii) the above-referenced indemnity agreement, and (iv) any other document required by us, which may include a bond or other security satisfactory to the us indemnifying us and our other persons against any losses incurred as a consequence of issuing a certificate evidencing new shares of our common stock or paying cash in lieu of issuing fractional shares of our common stock in exchange for the existing shares of our common stock evidenced or purported to be evidenced by such lost or destroyed certificate. Additional instructions with respect to lost or destroyed certificates will be included with the letter of transmittal that we will send to stockholders after the Effective Date.

Stockholders owning less than 35 shares on the effective date of the Transaction will receive $1.50 for each pre-split share of common stock, without interest. Stockholders who own 35 or more shares at the effective date of the Transaction will not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split. The Forward Stock Split that will immediately follow the Reverse Stock Split will reconvert their whole shares and fractional share interests back into the same number of shares of our common stock they held immediately before the effective time of the Transaction. As a result, the total number of shares held by such a stockholder will not change after completion of the Transaction, and the stockholder will not receive new certificates for his or her shares of our common stock.

For purposes of determining ownership of shares of our common stock on the effective date of the Transaction, such shares will be considered held by the person in whose name such shares are registered on our transfer agent’s records. Upon effecting the Transaction, we intend to treat stockholders holding shares of our common stock in street name in the same manner as registered stockholders whose shares are registered in their names. Prior to the effective date of the Transaction, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our common stock in street name. We will ask them to effect the Transaction for their beneficial holders holding shares of our common stock in street name. We will rely on these brokers, banks and other nominees to provide us with information on how many fractional shares will be cashed out. However, these brokers, banks and other nominees may have different procedures than registered stockholders for processing the Transaction. If you hold your shares in street name with a bank, broker or other third party, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Promptly after the effective date of the Transaction, we will send to each holder of record of our common stock, and to brokers, banks and other nominees, based on information we receive from them in response to our inquiries, for each owner of our common stock held in street name, instructions for surrendering any certificates held thereby representing shares of our common stock which will be converted to a right to receive cash as a result of the Transaction. Only holders of 34 or fewer shares of our common stock immediately prior the Transaction should surrender their shares. Holders of 35 or more shares should not surrender their shares. Such instructions will include a letter of transmittal to be completed and returned to the Transfer Agent by the holder of such certificates, together with such certificates.

Promptly after the Transfer Agent receives any surrendered certificate from a holder of 34 or fewer shares of our common stock immediately prior to the Transaction, together with a duly completed and executed letter of transmittal with respect thereto and such other documents as we may require, the Transfer Agent will deliver to the person payment in an amount equal to $1.50, without interest, for each pre-split share of common stock that is represented by the fractional share.

There will be no differences between the respective rights, preferences or limitations of our common stock prior to the Transaction and our common stock after the Transaction. There will be no differences with respect to dividend, voting, liquidation or other rights associated with our common stock.

DO NOT SEND SHARE CERTIFICATES TO THE COMPANY OR OUR TRANSFER AGENT UNTIL AFTER YOU HAVE RECEIVED A LETTER OF TRANSMITTAL AND ANY ACCOMPANYING INSTRUCTIONS.

No Appraisal or Dissenters’ Rights

Under Delaware law, our certificate of incorporation and our bylaws, no appraisal or dissenters’ rights are available to stockholders of the Company who dissent from the Transaction.

Escheat Laws

The unclaimed property and escheat laws of each state provide that under circumstances defined in that state’s statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are cashed out and whose addresses are unknown to us, or who do not return their stock certificates and request payment for their cashed-out shares, generally will have a certain period of years from the effective date of the Transaction in which to claim the cash payment payable to them. For example, with respect to stockholders whose last known addresses are in New York, as shown by our records, the period is three years. Following the expiration of that three-year period, the Unified Disposition of Unclaimed Property Act of New York would likely cause the cash payments to escheat to the State of New York. For stockholders who reside in other states or whose last known addresses, as shown by our records, are in states other than New York, such states may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. Under the laws of such other jurisdictions, the “holding period” or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than three years. If we do not have an address for the holder of record of the shares, then unclaimed cash-out payments would be turned over to our state of incorporation, the State of Delaware, in accordance with its escheat laws.

INFORMATION ABOUT THE COMPANY

Market Price of Common Stock

Our common stock is traded on the Nasdaq Capital Market under the symbol “GRIL.” The following table sets forth the high and low closing sales prices reported by the Nasdaq Capital Market for our common stock for our two most recent fiscal years:

	High		Low
Fiscal Year Ended December 27, 2009
First quarter (through , 2009)	$		$
Fiscal Year Ended December 28, 2008
First quarter		$4.55		$3.64
Second quarter		$4.08		$2.25
Third quarter		$2.61		$1.84
Fourth quarter	$		$
Fiscal Year Ended December 30, 2007
First quarter		$8.97		$3.00
Second quarter		$9.10		$6.57
Third quarter		$7.21		$5.43
Fourth quarter		$6.82		$3.88

On December 8, 2008, the day before we announced the Transaction, and on the Record Date, the closing prices of our common stock on the Nasdaq Capital Market were $0.75 and $[            ], respectively.

Dividends

We did not pay cash dividends during fiscal 2008 or 2007 and do not anticipate paying cash dividends in the foreseeable future.

Stockholders

As of November 28, 2008 there were approximately 430 holders of record of our common stock.

Stock Purchases

The Company has not purchased any shares of its common stock within the past two years.

In addition, during the last two years, none of our directors or executive officers have purchased shares of our common stock except as follows:

•

On December 13, 2007 and December 14, 2007, respectively, Wayne Lipschitz, our Chief Financial Officer and Vice President, Finance, acquired 2,000 and 4,200 shares, respectively, of our common stock at $4.08 and $4.05 per share, respectively;

•	On December 10, 2007, John Sola, our Senior Vice President, Culinary, acquired 5,000 shares of our common stock at $4.24 per share; and

•

On November 19, 2007, Tracy Gay, spouse of Philip Gay, our Chief Executive Officer and President, in her capacity as custodian for their minor children, acquired 97 and 40 shares, respectively, of our common stock at $4.79 per share.

Directors and Executive Officers

The following sets forth certain information concerning our current directors and executive officers:

Name	Age	Position
Philip Gay	51	President, Chief Executive Officer and Director
Michael Weinstock	66	Co-Chairman of the Board and Executive Vice President
Robert Spivak	65	Co-Chairman of the Board
Stephen Ross	60	Director
Glenn Golenberg	68	Director
Bruce Schwartz	69	Director
Rudolph Borneo	68	Director
Louie Feinstein	55	Senior Vice President, Operations
John Sola	55	Senior Vice President, Culinary
Wayne Lipschitz	43	Vice President and Chief Financial Officer

Information Concerning the Board of Directors and Executive Officers

The business experience during the last five years of the directors of the Company is as follows:

Philip Gay has served as our President and Chief Executive Officer, and as a director, since July 2006. Previously, Mr. Gay served as Executive Vice President and Chief Financial Officer from July 2004 until his promotion in 2006. From March 2000 until he joined Grill Concepts in July 2004, Mr. Gay served as Managing Director of Triple Enterprises, a business advisory firm that assisted mid-cap sized companies with financing, mergers and acquisitions, franchising and strategic planning. From March 2000 to November 2001, Mr. Gay served as an independent consultant with El Paso Energy. Previously he served as Chief Financial Officer for California Pizza Kitchen (1987 to 1994), Chief Financial Officer and Interim Chief Executive Officer for Wolfgang Puck Food Company (1994 to 1996), Chief Executive Officer for Color Me Mine and held various Chief Operating Officer and Chief Executive Officer positions with Diversified Food Group from 1996 to 2000. Mr. Gay is also on the Board of Motor Car Parts of America, Inc., a publicly traded company that remanufactures starters and alternators, and on the Board of The California Restaurant Association. He is a Certified Public Accountant, a former audit manager at Laventhol and Horwath and a graduate of the London School of Economics.

Michael Weinstock has served as Executive Vice President and a director of the Company since 1995 and as Chairman, and Co-Chairman, of the Board since 2000. From 1995 to 2000, Mr. Weinstock served as Vice-Chairman of the Board. Mr. Weinstock was a co-founder of the company’s predecessor (“GCI”) and served as Chairman of the Board, Vice President and a director of GCI from 1988 until 1995. Prior to forming GCI, Mr. Weinstock co-founded The Grill on the Alley restaurant in Beverly Hills in 1984. Mr. Weinstock previously served as President, Chief Executive Officer and a director of Morse Security Group, Inc., a security systems manufacturer.

Robert Spivak served as President and Chief Executive Officer of the Company from 1995 until his retirement in 2006, as a director since 1995 and as Co-Chairman of the Board since 2007. Mr. Spivak was a co-founder of GCI and served as President, Chief Executive Officer and a director of GCI from inception in 1988 until 1995. Prior to forming GCI, Mr. Spivak co-founded, and operated, The Grill on the Alley restaurant in Beverly Hills in 1984. Mr. Spivak is a founder and past president of the Beverly Hills Restaurant Association. Mr. Spivak also chairs the executive advisory board of the Collins School of Hotel and Restaurant Management at California State Polytechnic University at Pomona, is Director Emeritus of the California Restaurant Association and is a member of the Board of Directors of DiRoNA – Distinguished Restaurants of North America.

Stephen Ross is Senior Vice President – Recreational Enterprises, Warner Bros. Entertainment, Inc. and has served in various management positions with Warner Bros since 1989. Previously, Mr. Ross served as Senior Vice President and General Counsel for Lorimar Telepictures Corporation, and its predecessors, from 1981 to 1989. Mr. Ross also serves as a director of j2 Global Communications, Inc.

Glenn Golenberg is a Managing Director of Golenberg & Company, formed in 1978, and The Bellwether Group, LLC, merchant banking firms that invest in and provide consulting and financial advisory services to a broad range of businesses. Prior to forming Golenberg & Company, Mr. Golenberg served in various research and management positions in the investment banking industry from 1966 to 1978. Previously, Mr. Golenberg was a CPA with Arthur Andersen & Co.

Bruce Schwartz served, from 1989 until his retirement in 2003, in various executive capacities with Sysco Food Services of Los Angeles, Inc., a major food services company and subsidiary of NYSE traded Sysco Corporation. From 1989 to 1996, Mr. Schwartz served as President and Chief Operating Officer of Sysco Food Services and, from 1996 to 2003, Mr. Schwartz served as Chairman of the Board and Chief Executive Officer of Sysco Food Services.

Rudolph Borneo is Vice Chairman and Director of Stores of Macy’s West, a division of Macy’s Inc., and, prior to assuming his current position, served as President of Macy’s California and Macy’s West. Mr. Borneo serves as a director of Motor Car Parts of America, Inc., a publicly traded company that remanufactures starters and alternators.

John Sola has served as our Senior Vice President—Culinary since July 2003. Previously, Mr. Sola served as Vice President—Operations and Development from 2001 to 2003, Vice President—Executive Chef from 1995 to 2001 and Executive Chef from 1988 until 1995. Mr. Sola oversees all kitchen operations, including personnel, food preparation and food costs, as well as monitoring and maintaining the overall performance of the kitchens and establishing procedures and policies in connection with the opening of new Daily Grill and Grill restaurants. Mr. Sola co-created the Daily Grill menu. Previously, Mr. Sola served as opening chef at The Grill on the Alley from inception in 1984 to 1988.

Louie Feinstein has served as Senior Vice President-Operations since July 2007. Previously, Mr. Feinstein served as Vice President-Operations from 2003 to 2007, Director of Operations from 2002 to 2003, Area Director from 1999 to 2002, and General Manager of various Daily Grill locations from 1992 to 1999. Previously, Mr. Feinstein served as President of California Saloons, where he owned and operated PJ Mulligans, a Bar & Grill.

Wayne Lipschitz has served as our Vice President and Chief Financial Officer since July 2006. From March 2004 until he joined us in July 2006, Mr. Lipschitz served as Corporate Controller for the San Manual Band of Mission Indians, where he oversaw the Tribe’s financial and economic development areas, which included a casino, restaurants, hotels and a water bottling plant. Mr. Lipschitz was also a Board Member of the Tribe’s Twin Palms Restaurant in Pasadena, California. Mr. Lipschitz previously served as Chief Financial Officer of International Coffee & Tea (the owner and operator of the Coffee Bean and Tea Leaf retail stores), Corporate Controller of The Cheesecake Factory and Controller of the Wolfgang Puck Food Company. Mr. Lipschitz sits on the board of the LA Chapter of the California Restaurant Association. He is also a Certified Public Accountant and a graduate of California State University, Northridge.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of November 28, 2008 with respect to the beneficial ownership of each class of our capital stock by: (a) each director of the Company; (b) each of the Company’s executive officers; (c) the directors and executive officers of the Company, as a group; and (d) all persons known to the Company to be the beneficial owners of more than five percent (5%) of its outstanding common stock. The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of November 28, 2008 through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after November 28, 2008 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. As of November 28, 2008, there were

8,807,730 shares of common stock and 5,000 shares of Series C Convertible Preferred Stock (convertible into 1,250,000 shares of common stock) issued and outstanding.

Name	Number of Shares Beneficially Owned (1)		Percent
Philip Gay	85,670	(2)	1.0%
Michael Weinstock	516,565	(3)	5.9%
Robert Spivak	451,091	(4)	5.0%
Stephen Ross	173,167	(5)	2.0%
Glenn Golenberg	61,875	(6)	*
Bruce Schwartz	36,250	(7)	*
Rudolph Borneo	15,250	(8)	*
John Sola	72,734	(9)	*
Louie Feinstein	25,118	(10)	*
Wayne Lipschitz	21,200	(11)	*
All named executive officers and directors as a group (10 persons)	1,458,920	(12)	15.8%
Eaturna LLC	1,344,479	(13)	15.1%
Charles N. Mathewson	2,755,947	(14)	25.8%
William Blair & Company, L.L.C.	451,660	(15)	5.1%

*	Less than 1%.
(1)	Represents number of shares of voting capital stock of the Company beneficially held by the shareholder, including shares of common stock and shares of Series C Preferred Stock (on an as-converted basis) and shares underlying warrants and options that are exercisable within 60 days .
(2)	Includes (a) 97 shares held by Traci D. Gay Custodian for Lauren Eden Gay UTMA, (b) 40 shares held by Traci D. Gay Custodian for Ilysee Rebecca Gay UTMA and (c) 85,533 shares of common stock that Mr. Gay has the right to acquire pursuant to the exercise of stock options.
(3)	Includes 2,000 shares of common stock that Mr. Weinstock has the right to acquire pursuant to the exercise of stock options.
(4)	Includes 125,000 shares of common stock that Mr. Spivak has the right to acquire pursuant to the exercise of stock options.
(5)	Includes (a) 138,167 shares of common stock held by Stephen Ross and Rachel Ross as co-trustees of the Ross Family Trust and (b) 35,000 shares of common stock that Mr. Ross has the right to acquire pursuant to stock options.
(6)	Includes 40,000 shares of common stock that Mr. Golenberg has the right to acquire pursuant to the exercise of stock options.
(7)	Includes 36,250 shares of common stock that Mr. Schwartz has the right to acquire pursuant to the exercise of stock options.
(8)	Includes 15,250 shares of common stock that Mr. Borneo has the right to acquire pursuant to the exercise of stock options.
(9)	Includes 59,550 shares of common stock that Mr. Sola has the right to acquire pursuant to the exercise of stock options.
(10)	Includes 24,750 shares of common stock that Mr. Feinstein has the right to acquire pursuant to the exercise of stock options.
(11)	Includes 15,000 shares of common stock that Mr. Lipschitz has the right to acquire pursuant to the exercise of stock options.
(12)	Reference is made to footnotes (1) through (10) above. Includes an aggregate of 438,333 shares of common stock that our directors and executive officers have the right to acquire pursuant to stock options.

(13)	Based upon information regarding Grill Concepts, Inc. holdings reported on a Schedule 13D/A filed with the SEC on July 17, 2007 by Eaturna LLC, Eaturna Holdings LLC, Good Tasting LLC, Tuscany Oaks Partners I, LLC, Lori A. Milken, Michael R. Milken and Robert Fell. The shares include (a) 923,873 shares held of record by Eaturna LLC, (b) 113,560 shares held of record, and 39,746 shares underlying warrants held of record, by Good Tasting LLC, and (c) 198,000 shares held of record, and 69,300 shares underlying warrants held of record, by Tuscany Oaks Partners I, LLC. Eaturna Holdings LLC and Good Tasting LLC have the power to elect a majority of the board of directors of Eaturna LLC. Lori A. Milken may be deemed the controlling person of Eaturna Holdings LLC, Good Tasting LLC and Eaturna LLC. Michael R. Milken is the spouse of Lori A. Milken and, as such, may be deemed to share the power to vote and dispose of the shares over which Mrs. Milken is deemed to hold control. Mr. Milken disclaims any beneficial interest in the shares. Robert Fell is a member of Eaturna LLC and is manager of Tuscany Oaks Partners I, LLC.

Eaturna LLC acquired the shares indicated from Starwood Hotels and Resorts Worldwide, Inc. on March 6, 2007 pursuant to the terms of a Subscription Agreement under which Starwood contributed the shares plus cash in exchange for 6,085 Preferred B Units of Eaturna. Under the terms of the Subscription Agreement, Starwood also transferred to Eaturna LLC certain rights under a Development Agreement and various other agreements between Starwood and Grill Concepts pursuant to which certain warrants to purchase Grill Concepts common stock may be issued from time to time in the future.

The Subscription Agreement provides that in the event Eaturna is deemed to have become the owner of 15% or more of our outstanding voting stock without having first obtained the approval of our Board of Directors, Starwood will, upon the request of Eaturna, immediately purchase such number of the securities, or accept a reassignment of some or all of the ancillary rights as is necessary to cause Eaturna to own less than 15% of our outstanding voting stock. The Subscription Agreement further provides that if Eaturna proposes to sell all or substantially all of its assets, which includes the shares acquired from Starwood, to certain designated parties, Starwood has the first right to purchase the offered assets upon the terms of the sale proposed by Eaturna. The Subscription Agreement further provides that if, within a year of the execution of the Subscription Agreement, one of the Company’s liquidity events, as designated therein, occurs or is announced, Eaturna will issue additional Preferred B Units to Starwood if other specified conditions are met.

(14)	Based upon information regarding Grill Concepts, Inc. holdings reported on a Schedule 13D/A filed with the SEC on September 2, 2008, Includes (a) 1,250,000 issuable upon conversion of shares of Series C Convertible Preferred Stock and (b) 640,670 shares of common stock that Mr. Mathewson has the right to acquire pursuant to the exercise of warrants. All shares, warrants and Series C Convertible Preferred Stock are held of record by The Charles N. Mathewson Trust, of which Charles N. Mathewson is the sole trustee.
(15)	Based upon information regarding Grill Concepts, Inc holdings reported on a Form 13F with the SEC on November 14, 2008, by William Blair & Company, L.L.C, includes 451,660 shares of common stock.

MEETING AND VOTING INFORMATION

Outstanding Voting Securities and Voting Rights. Only holders of record of our common stock and Series C Convertible Preferred Stock at the close of business on [            ], 2009 (the “Record Date”), will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. Each share of our common stock is entitled to one vote. Each share of our Series C Convertible Preferred Stock is entitled to number of votes equal to the number of shares of common stock into which such share is convertible. On November 28, 2008, 8,807,730 shares of our common stock were issued and outstanding and shares of our Series C Convertible Preferred Stock convertible into 1,250,000 shares of our common stock were issued and outstanding, resulting in a total of 10,057,730 shares eligible to vote at the Special Meeting.

Information Concerning Proxies; Revocation of Proxies. Sending in a signed proxy will not affect your right to attend the Special Meeting and vote in person since the proxy is revocable. All proxies which are properly completed, signed and returned to us prior to the Special Meeting, and which have not been revoked, unless otherwise directed by you, will be voted in accordance with the recommendations of the Board of Directors set forth in this proxy statement. You may revoke your proxy at any time before it is voted either by (i) filing with the Secretary of the Company, at its principal executive offices, 6300 Canoga Avenue, Suite 1700, Woodland Hills,

California 91367, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) by attending the Special Meeting, delivering written notice of revocation of your proxy and voting your shares in person.

Solicitation. The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to those beneficial owners. Our officers, directors and employees may also solicit proxies by telephone, telegram or other means. Upon request, we will pay the reasonable expenses incurred by record holders of its common stock who are brokers, dealers, banks or voting trustees, or their nominees, for sending proxy materials to the beneficial owners of the shares they hold of record.

Quorum and Certain Voting Matters. The presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of our common stock, including shares of our common stock underlying our Series C Convertible Preferred Stock, will constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of the majority of outstanding shares of our common stock, including shares issuable upon conversion of our outstanding Series C Convertible Preferred Stock, entitled to vote at the Special Meeting is required to approve each of the Reverse Stock Split proposal and to approve the Forward Stock Split proposal. Abstentions and broker non-votes (i.e., when a nominee holding shares of common stock cannot vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner) will be included in the number of shares present at the Special Meeting for the purpose of determining the presence of a quorum. Shares of our common stock that are voted to abstain are considered shares entitled to vote, and cast, with regard to the Transaction. Shares of our common stock subject to broker non-votes will not be considered as shares entitled to vote with respect to the Transaction. The enclosed proxy will be voted in accordance with the instructions thereon.

Although stockholders will be voting separately on the Reverse Stock Split and the Forward Stock Split, the Company will not effect either the Forward Stock Split unless both proposals are approved by stockholders.

Adjournment or Postponement. The Special Meeting may be adjourned or postponed. Any adjournment may be made without notice, other than by an announcement made at the Special Meeting. The favorable vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the adjournment proposal, including shares of our common stock underlying our Series C Convertible Preferred Stock, may adjourn the meeting. Any adjournment or postponement of the Special Meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

FINANCIAL INFORMATION

The following summary of consolidated financial information was derived from our audited consolidated financial statements as of and for each of the years ended December 2007 and 2006 and from unaudited consolidated interim financial statements as of and for the nine months ended September 2008 and 2007. This financial information is only a summary and should be read in conjunction with our historical financial statements and the accompanying footnotes. Please see the information set forth below under the captions “Where You Can Find More Information” and “Documents Incorporated By Reference.”

	Fiscal Year Ended December		Nine Months Ended September
	2007	2006	2008	2007
	(in thousands, except per share data)
Statement of Operations Data:
Sales	$68,019	$62,650	$52,299	$49,898
Total revenues	92,754	80,776	74,005	65,830
Operating expenses:
Cost of sales	19,548	17,764	15,054	14,264
Restaurant operating	40,672	37,291	32,657	29,801
Reimbursed costs	22,291	16,072	19,478	14,216
General and administration	7,633	6,154	6,050	5,175
Depreciation and amortization	2,627	2,325	2,740	1,716
Pre-opening costs	1,401	483	1,573	799
Gain on sale of assets	—	(20)	—	—
Contract termination cost	—	3,101	—	—
Restructuring costs	—	—	1,697	—
Litigation claim settlement	—	—	1,048	—
Total operating expenses	94,172	83,170	80,297	65,971
Loss from operations	(1,418)	(2,394)	(6,292)	(141)
Interest, net	(164)	(258)	(320)	(192)
Debt extinguishment costs	—	(279)	—	—
Loss before taxes and minority interest	(1,582)	(2,931)	(6,612)	(333)
Benefit (provision) for income taxes	483	4,489	(5,469)	131
Income (loss) before minority interest	(1,099)	1,558	(12,081)	202
Minority interest	(201)	(254)	(122)	(239)
Net income (loss)	(1,300)	1,304	(12,203)	(441)
Preferred dividends accrued	—	(50)	—	(6)
Net income (loss) applicable to common stock	$(1,300)	$1,254	$(12,203)	$(447)
Net income (loss) per share applicable to common stock:
Basic	$(0.18)	$0.21	$(1.39)	$(0.06)
Diluted	$(0.18)	$0.20	$(1.39)	$(0.06)

Balance Sheet Data:
Working capital surplus (deficit)	(1,009)	(4,119)	(3,851)	4,393
Total assets	43,338	30,598	46,819	40,200
Long-term debt, less current portion	271	1,600	6,473	294
Stockholders’ equity	20,313	6,962	9,038	21,027

Book Value Per Share	$2.74	$1.14	$1.03	$3.03

Ratio of Earnings to Fixed Charges	*	*	*	*

*	Ratio is not meaningful due to pre-tax losses incurred during period.

STOCKHOLDER PROPOSALS

If the Transaction is not consummated and the Company remains a public company, stockholder proposals intended to be included in the proxy statement and form of proxy for the 2009 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 6300 Canoga Avenue, Suite 1700, Woodland Hills, California 91367, no later than January 4, 2009. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company. As to any proposals intended to be presented by a stockholder without inclusion in the Company’s proxy statement and form of proxy for the 2009 Annual Meeting, the proxies named in the Company’s form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before ten days following delivery by the Company of the proxy statement for the 2009 Annual Meeting. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

Stockholder recommendations of candidates for Board membership will be considered when timely submitted with sufficient detail including candidate’s name, principal occupation during the past five years, listing of directorships, a statement that such nominee has consented to the submission of the nomination, amount of common stock of the Company held by the nominee and qualification (including information regarding compliance with the Company’s guidelines on qualifications) addressed to the Corporate Secretary of the Company, 6300 Canoga Avenue, Suite 1700, Woodland Hills, California 91367. Stockholder proposals should also be submitted to our Corporate Secretary at the address noted.

WHERE YOU CAN FIND MORE INFORMATION

The Transaction is a “going private” transaction subject to Rule 13e-3 of the Exchange Act. The Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Transaction. The Schedule 13E-3 contains additional information about the Company. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested stockholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Wayne Lipschitz, the Company’s Secretary, at the following address: Grill Concepts, Inc., 6300 Canoga Avenue, Suite 1700, Woodland Hills, California 91367.

The Company is currently subject to the information requirements of the Exchange Act and files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters.

You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public over the Internet at the SEC’s Website at http://www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

In filings with the SEC, information is sometimes incorporated by reference. That means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement.

This proxy statement incorporates by reference our financial statements that are contained in certain documents that we have previously filed with the SEC, as follows:

•

Our audited Consolidated Balance Sheets as at December 30, 2007 and December 31, 2006, our audited Consolidated Statements of Operations for the years ended December 30, 2007 and December 31, 2006, our audited Consolidated Statements of Cash Flow for the years ended December 30, 2007 and December 31, 2006 and the Notes to our audited Consolidated Financial Statements, in each case that are contained in our Annual Report on Form 10-K for the year ended December 30, 2007; and

•

Our Condensed Consolidated unaudited Balance Sheet as at September 28, 2008, our Condensed Consolidated unaudited Statements of Operations for the nine months ended September 28, 2008 and September 30, 2007, our Condensed Consolidated unaudited Statements of Cash Flow for the nine months ended September 28, 2008 and September 30, 2007, and the Notes to our Condensed Consolidated unaudited Financial Statements, in each case that are contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2008.

Our financial statements incorporated herein by reference may be viewed over the Internet at the SEC’s Website at http://www.sec.gov or, if you request them in writing, we will send them to you. Please address any request to Wayne Lipschitz, the Company’s Secretary, at the following address: Grill Concepts, Inc., 6300 Canoga Avenue, Suite 1700, Woodland Hills, California 91367.

We have not authorized anyone to give any information or make any representation about the Transaction or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC. If anyone does give you different or additional information, you should not rely on it.

By Order of the Board of Directors

Wayne Lipschitz Secretary

, 2008

Annex A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

GRILL CONCEPTS, INC.

The Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

1. The name of the Corporation is Grill Concepts, Inc.

2. Article FOURTH of the Certificate of Incorporation of the Corporation (hereinafter called the “Certificate of Incorporation”) is hereby amended by inserting the following as new Section C.5.:

“5. Without regard to any other provision of this Certificate of Incorporation, each 35 shares of Common Stock of the Corporation, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into one (1) fully paid and nonassessable share of Common Stock of the Corporation without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any holder of fewer than 35 shares of Common Stock of the Corporation immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares, the Corporation shall pay an amount in cash equivalent to $1.50 per share of Common Stock of the Corporation held by such holder immediately prior to the time this amendment becomes effective.”

3. This amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law and shall become effective at 11:58 p.m., Eastern time, on [            ], 2009.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this      day of         , 2009.

GRILL CONCEPTS, INC.

By:
Name:
Title:

A-1

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

GRILL CONCEPTS, INC.

The Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

1. The name of the Corporation is Grill Concepts, Inc.

2. Article FOURTH of the Certificate of Incorporation of the Corporation (hereinafter called the “Certificate of Incorporation”) is hereby amended by deleting current section C.5. in its entirety and replacing it with the following:

“5. Without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock of the Corporation, either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share in excess of one (1) share held by any stockholder and each fractional interest in excess of one (1) share held by the Corporation or its agent pending disposition on behalf of those entitled thereto), immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into 35 fully paid and nonassessable shares of Common Stock of the Corporation (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 35-for-1 ratio) without increasing or decreasing the amount of stated capital or paid-in surplus of the corporation, provided that no fractional shares shall be issued.”

3. This amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 242 of the Delaware General Corporation Law and shall become effective at 11:59 p.m., Eastern time, on [            ], 2009.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this      day of         , 2009.

GRILL CONCEPTS, INC.

By:
Name:
Title:

A-2

Annex B

December 8, 2008

The Special Committee of the Board of Directors

Grill Concepts Inc.

6300 Canoga Avenue, Suite 1700

Woodland Hills, CA 91367

Gentlemen:

We understand that Grill Concepts Inc. (the “Company”) intends to effect a reverse (to be followed immediately by a forward) split of its common stock in conjunction with a going private transaction (the “Transaction”). More specifically, the Transaction calls for a 1 for 35 reverse stock split, with any stockholders owning fractional shares as a result of the reverse split to be paid $1.50 in cash (the “Transaction Consideration”) for such fractional shares on a pre-split basis. In connection with the Transaction, we understand that the Company intends to file Form 15 with the United States Securities and Exchange Commission (the “SEC”) to terminate its registration and its U.S. reporting obligations under the U.S. Securities Exchange Act of 1934, as amended, as soon as practicable following the delisting and deregistration of the Company’s common stock from the NASDAQ Capital Market. The terms of the Transaction are more fully set forth in the draft proxy statement and related documents that will be filed with the SEC in connection with the Transaction.

You have requested that we render our opinion, as investment bankers, to the special committee of the board of directors of the Company (the “Committee”) as to the fairness, from a financial point of view, of the Transaction Consideration to the stockholders of the Company other than officers, directors and 10% stockholders of the Company (the “Unaffiliated Stockholders”).

In conducting our analysis and arriving at our opinion, we have reviewed and analyzed, among other things, the following:

i.	the draft of the proxy statement dated December 6, 2008 which you have represented to us is, with respect to all material terms and conditions thereof, substantially in the form of the proxy statement to be executed and filed with the SEC promptly after the receipt of this opinion;

ii.

the Company’s annual report on Form 10-K filed with the SEC with respect to its fiscal year ended December 30, 2007, the Company’s quarterly reports on Form 10-Q filed with the SEC with respect to its fiscal quarters ended March 30, 2008, June 29, 2008 and September 28, 2008, respectively, which the Company’s management has identified as

MORGAN JOSEPH & CO. INC.

10990 Wilshire Blvd., Suite 1060, Los Angeles, CA 90024-3913  •  Telephone: 310.651.5400  •  Facsimile: 310.651.5401  •  www.morganjoseph.com being the most current financial statements available, and certain other filings made by the Company with the SEC;

iii.	certain other publicly available business and financial information concerning the Company, and the industry in which it operates, which we believe to be relevant;

iv.	certain internal information and other data relating to the Company, and its respective business and prospects, including budgets, forecasts, projections and certain presentations prepared by the Company, which were prepared and provided to us by the Company’s senior management;

v.	the reported sales prices and trading activity of the Company’s common stock;

vi.	certain publicly available information concerning other public companies which we believe to be relevant and the trading markets for such other companies’ securities; and

vii.	the financial terms of certain unrelated transactions which we believe to be relevant.

We have also met with and held discussions with certain officers and employees of the Company to discuss the Company’s business, operations, assets, present financial condition and prospects, as well as the Transaction, and undertook such other studies, analyses, investigations and other efforts as we deemed appropriate.

We have, with your permission, assumed and relied upon the accuracy and completeness of the financial and other information and data used by us or otherwise reviewed by or discussed with us and have not attempted independently to verify the accuracy or completeness of any such information or data, nor do we assume any responsibility to do so. We have also assumed with your permission that the Company’s forecasts and projections provided to or reviewed by us have been reasonably prepared in good faith based upon the best current estimates, information and judgment of the Company’s senior management as to the future financial condition, cash flows and results of operations of the Company. In that regard, we have assumed, with your consent, that (i) the forecasts and projections of the Company will be achieved at the times and in the amounts contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us. We express no opinion with respect to the forecasts and projections of the Company or the estimates and judgments upon which they are based. We have made no independent investigation of any legal, accounting or tax matters affecting the Company, and have assumed the correctness of all legal, accounting and tax advice given the Company and the Board of Directors. We have further assumed, with your consent, that the Transaction will be consummated on the terms described in the draft proxy statement without waiver, delay, modification or amendment of any of the material terms or conditions. We have not conducted a physical inspection of the properties and facilities of the Company, nor have we made or obtained any independent evaluation or appraisal of such properties and facilities and we have not assumed any responsibility to do so. Our opinion necessarily is based upon economic, market, financial, political, regulatory and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof which we may become aware of after said date. No opinion is expressed whether any alternative transaction might result in terms and conditions more favorable to the Company or its stockholders than those contemplated by the Transaction.

This opinion is provided for the use and benefit of the Committee and the Board of Directors in connection with its consideration of the Transaction. This opinion does not address the Company’s underlying business decision to approve the Transaction, and it does not constitute a recommendation to the Company, the Committee, the Board of Directors, its stockholders, or any other person as to any specific action or vote that should be taken in connection with the Transaction. In addition, we do not express a view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Transaction, relative to the compensation payable to or to be received by any other person.

This opinion was authorized for issuance by the Morgan Joseph Opinion Committee. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent, except the Company may include this opinion in its entirety in any proxy statement or information statement relating to the Transaction sent to the Company’s stockholders; provided that any description or reference to Morgan Joseph & Co. Inc. or to this opinion included in such proxy statement or information statement shall be in form and substance reasonably acceptable to us.

Pursuant to the terms of our engagement letter with the Company dated August 25, 2008 as amended on December 1, 2008 (the “Engagement Letter”), we are acting as exclusive financial advisor to the Company in connection with the Transaction and will receive a fee from the Company, a significant portion of which is payable upon delivery of this opinion and the remaining portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. During the last two years, we have not had a material relationship with the Company or any other party to the Transaction prior to the assignment described in the Engagement Letter. In the ordinary course of our business, we may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions in debt, equity and other securities and financial instruments (including loans and other obligations) of, or investments in the Company and its affiliates. We may in the future seek to provide investment banking services to the Company for which we would expect to receive customary compensation.

Based upon and subject to the foregoing and such other factors as we deem relevant, it is our opinion as investment bankers that, as of the date hereof, the Transaction Consideration is fair, from a financial point of view, to the Unaffiliated Stockholders.

Very truly yours,

MORGAN JOSEPH & CO. INC.

[PROXY CARD]

Front of Card

GRILL CONCEPTS, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints PHILIP GAY and MICHAEL WEINSTOCK, and any one of them, the proxies of the undersigned, with power of substitution, hereby revoking any proxy heretofore given, to vote all shares which the undersigned is entitled to vote at the Special Meeting of Stockholders of GRILL CONCEPTS, INC. (the “Company”) to be held at the Company’s offices, 6300 Canoga Avenue, Suite 1700, Woodland Hills, California 91367 at 9:00 a.m. (local time) on [            ], 2009, and at any adjournments and postponements thereof, with all powers the undersigned would possess if personally present upon the matters set forth on the reverse side hereof.

Date

Signature

Signature

Note: Please date and sign exactly as your name appears hereon. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder should sign.

Back of Card

The Board of Directors recommends a vote “For” the following proposals:

1. Proposal to amend the Company’s Certificate of Incorporation to effect a 1-for-35 reverse stock split (the “Reverse Stock Split”), all as described in the Company’s proxy statement dated [            ], 2009.

For	Against	Abstain

☐	☐	☐

2. Proposal to amend the Company’s Certificate of Incorporation to effect, immediately after the Reverse Stock Split, a 35-for-1 forward stock split, all as described in the Company’s proxy statement dated [            ], 2009.

For	Against	Abstain

☐	☐	☐

The proxies are authorized to vote upon such other matters as may properly come before the meeting. Each properly executed proxy will be voted as directed by the stockholder(s). If no direction is given, such shares will be voted FOR Proposals No. 1 and No. 2, and in the discretion of the proxies on any other matters that may properly come before the meeting.